As filed with the Securities and Exchange Commission on August 13, 2019

Registration Statement No. ______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5812	81-4744185
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

Phone: (701) 277-0080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kenneth Brimmer, Chief Operating Officer

405 Main Avenue West

Suite 2D

West Fargo, ND 58078

Phone: (701) 277-0080

Email: kbrimmer@itsburgertime.com

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William P. Ruffa, Esq.

Ruffa & Ruffa, P.C.

 Phone: (646) 831-0320

Email: bruffa@lawruffa.com

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, par value $0.001	1,330,005	$1.50	$1,995,007.50	$241.80
Warrants to purchase common stock (3)	205,006	---	---	---
Shares of common stock issuable upon exercise of private placement warrants (4)(5)	205,006	$2.00	$410,012.00	$49.70
Placement Agent Warrants (3)	32,801	---	---	---
Shares of common stock issuable upon exercise of Placement Agent Warrants (6)(7)	32,801	$1.65	$54,121.65	$6.60
Total:	1,567,812		$2,459,141.15	$298.10

_____________

(1)

Pursuant to Rule 416 under the Securities Act, the shares offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based upon the original sale price of the shares of common stock sold at a price per share of $1.50 in a private placement offering that closed on July 31, 2018.

(3)	No fee pursuant to Rule 457(g) under the Securities Act.
(4)	Represents shares of common stock issuable upon the exercise of outstanding warrants at an original exercise price of $2.00 per share.
(5)

The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(g) using the price at which the warrants may be exercised.

(6)	Represents shares of common stock issuable upon the exercise of Placement Agent Warrants at an original exercise price of $1.65 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2019

PRELIMINARY PROSPECTUS

BT BRANDS, INC.

1,567,812 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein (the “Selling Stockholders”) of up to 1,567,812 shares of common stock of BT Brands, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), which includes: (i) 410,005 shares of common stock issued to investors in a private placement of our securities that closed on July 31, 2018 (the “2018 Private Placement”); (ii) 205,006 shares of common stock issuable upon the exercise of warrants sold to investors in the 2018 Private Placement (“Warrants”); (iii) 32,801 shares of common stock underlying warrants that we issued to the placement agent and certain of its designees in the 2018 Private Placement (“Placement Agent Warrants”); and (iv) 920,000 shares of common stock held by certain persons who owned our stock prior to the completion of the 2018 Private Offering.” We are not selling any securities under this prospectus and we will not receive proceeds from the sale of the shares by the Selling Stockholders. However, upon any exercise of the Warrants and the Placement Agent Warrants by payment of cash, we will receive the exercise price of the Warrants and the Placement Agent Warrants. We provide more information about the 2018 Private Placement in the section entitled “Prospectus Summary—Description of the 2018 Private Placement” beginning on page 7 of this prospectus.

The Selling Stockholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” beginning on page 60 of this prospectus.

We will pay the expenses of registering the securities covered by this registration statement, but all selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholder.

This is an initial public offering of our common stock. No public market currently exists for our common stock or any of our securities. As of the date of this prospectus, our common stock is held by 23 holders of record and we do not currently meet the initial listing standards of any national securities exchange or over-the-counter trading system. At such time as we satisfy all of the criteria for gaining admission to quotation on the OTCQB, including the number of round lots holders of our common stock, we will seek to identify a broker-dealer to file an application with the Financial Regulatory Authority, or FINRA, for our common stock to be admitted to quotation on the OTCQB Market. We cannot assure you that we ever will meet the initial listing standards of any national securities exchange or over-the-counter trading system, that a market maker will agree to file an application with FINRA, that such an application for quotation will be approved or, that if approved, a public market will develop for our common stock. We do not intend to seek to initiate a trading market for the Warrants.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 11 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________, 2019

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement filed with the Securities and Exchange Commission, which we refer to throughout this prospectus as the SEC. Neither we nor the Selling Stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus, any related prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains express or implied forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. All statements, other than statements of historical fact, contained in this prospectus and in any related prospectus supplement are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,”, “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	capital requirements and the availability of capital to fund our growth;
•	difficulties executing our growth strategy, including developing new restaurants and completing acquisitions that are profitable;
•

all the risks of acquiring one or more existing restaurants or an existing restaurant business, including identifying a suitable target, completing comprehensive due diligence uncovering all information relating to the target, the financial stability of the target, the impact on our financial condition of the debt we may incur in acquiring the target, the ability to integrate the target’s operations with our existing operations, our ability to retain management and key employees of the target, among other factors attendant to acquisitions of small, non-public operating companies;

•	difficulties in increasing restaurant revenue and comparable restaurant sales;
•	our failure to prevent food safety and food-borne illness incidents;
•	shortages or interruptions in the supply or delivery of food products;
•	our dependence on a small number of suppliers and a single distribution company;
•	negative publicity relating to any one of our restaurants;
•	competition from other restaurant chains with significantly greater resources than we have;
•	changes in consumer tastes and nutritional and dietary trends;
•	our inability to manage our growth;
•	our inability to maintain an adequate level of cash flow, or access to capital, to meet growth expectations;
•	changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain skilled personnel;
•	labor shortages, unionization activities, labor disputes or increased labor costs, including increased labor costs resulting from minimum wage increases;
•	our vulnerability to increased food, commodity and energy costs;
•	our vulnerability to increasing labor costs;
•	the impact of governmental laws and regulation;
•	failure to obtain and maintain required licenses and permits to comply with food control regulations;
•	changes in economic conditions and adverse weather and other unforeseen conditions, especially in the upper midwestern United States where most of our restaurants currently are located; and
•	inadequately protecting our intellectual property or breaches of security of confidential consumer information.

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These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus also contains or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

BASIS OF PRESENTATION

We operate on a 52/53-week year ending on Sunday closest to December 31. Most years consist of four 13-week accounting periods comprising the 52-week year. Fiscal 2018 was a 52-week period ending December 30, 2018 and fiscal 2017 was the 52-week period ending on December 31, 2017. Fiscal 2016 was a 53-week year ending January 1, 2017 and the final quarter of fiscal 2016 was a 14-week period.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes contained elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to BT Brands, Inc. and its subsidiaries.

Company Overview

We own and operate fast food restaurants in the north-central United States and are seeking to expand both into other regions and into other foodservice concepts. We currently own and operate eight Burger Time restaurants in Minnesota, North Dakota and South Dakota and a Dairy Queen franchise in Ham Lake, Minnesota. The first Burger Time restaurant opened in Fargo, North Dakota in 1987.

Our operating principles for Burger Time include: (i) offering bigger burgers and more value for the money; (ii) offering a limited menu to permit attention to quality and speed of preparation; (iii) providing fast service by way of single and double drive-thru designs and a point-of-sale system at our restaurants that expedites the ordering and preparation process; and (iv) great tasting quality food made fresh to order at a fair price. Our primary strategy is to serve the drive-thru and take-out segment of the restaurant industry.

We currently operate in the fast food hamburger category of the quick service restaurant, or QSR, segment of the restaurant industry. Fast food restaurants are characterized by limited menus, limited or no table service and fast service. In 2018, QSRs represented 80 percent of total commercial foodservice visits in the United States and every day about 50 million Americans eat fast food. In 2017, this segment generated $290 billion in revenue in the U.S., making it the largest segment of the restaurant industry.

Our Burger Time restaurants feature a variety of juicy, flame broiled burgers that we refer to as “Bigger Burgers” because they are made with 25% more meat than the typical quarter pound burger offerings served by our competitors. Each burger is made to a customer’s individual order so that they are served hot and fresh. Burger favorites include a mushroom Swiss burger, a jalapeno burger, and a full pound burger to satisfy the heartiest appetite. Other entrees include chicken sandwiches, pulled pork sandwiches and chicken tenders. We offer an array of traditional and signature sides, many of which have evolved into regional favorites, such as large cut battered onion rings, cheese curds, fried pickle spears and chicken fries. We also offer soft drinks and other reasonably priced food and beverage items. From time to time, we offer specialty sandwiches and wraps at similar price points. Our limited menu is designed to deliver quality products, a high flavor profile and speedy delivery resulting in outstanding total value for the customer.

Within our Burger Time concept, our objective is to serve customers within 60 seconds of their arrival during the peak day parts of lunch and dinner and within 3 minutes at other times. We achieve this utilizing our single and double drive-thru format and our integrated restaurant design and equipment lay-out that allows us to deliver exceptional food with fast service times.

Our Strategy

We are seeking to increase value for our shareholders in the foodservice industry. We expect to pursue the acquisition of multi-unit restaurant concepts and individual restaurant properties at attractive multiples of earnings. Once acquired, we will operate the business or businesses with a shared central management organization. Assuming we are successful in acquiring an operating business, following the acquisition, we expect to pursue a expansion in the number of locations and to increase comparable store sales and profits. Among the possible growth strategies, we may acquire operating assets where a franchise rollout of the acquired foodservice business is concluded by management to be the most appropriate growth plan. Management of a franchise business will expose the Company to additional risks that we do not currently face.

Our business plan is to grow through acquisitions in the foodservice industry. In addition, we may develop additional Burger Time locations through the acquisition and conversion of existing properties. We also expect to identify and complete acquisitions of existing restaurant units and multi-unit chains which could be operated and expanded through the addition of new locations.

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The financing we received from the 2018 Private Placement described herein did not provide sufficient capital to complete a significant restaurant acquisition. Recently, we have been reviewing potential acquisitions that will allow us to leverage our existing infrastructure with established profitable locations as we seek a high return on our invested capital; however, we do not have any specific acquisitions planned. Any such acquisition likely will require raising additional capital to complete the purchase and to grow the business. It is possible that future acquisitions may have locations which could converted to Burger Time stores.

We will seek to acquire one or more existing restaurants and/or restaurant chains, including concepts that feature menu options that differ from the menu items we offer at Burger Time. Restaurant businesses become available for acquisition frequently and we believe that we may be able to purchase either individual properties or multi-unit businesses at prices providing an attractive return on our investment. Successful execution of our acquisition strategy will allow us to diversify our operations both into other dining concepts and geographic locations. This strategy may include one or more restaurants that lease locations from a third party as opposed to owning the real property on which the stores are located. This approach would result in a change to our historical core business model which was to own the real estate on which our restaurants operate. This approach may prove to be riskier to our business and less appealing to investors and potential sources of funding.

In all cases, implementation of our growth strategy is contingent upon the availability of adequate financing to fund both the acquisition and our expansion

Risks Associated with Our Business

Before you invest in our securities, you should carefully consider all the information in this prospectus, including but not limited to the following risks and uncertainties that may materially affect our business, financial condition, results of operations and prospects, as described more fully in the section entitled “Risk Factors:”

•	Obtaining adequate capital to fund our growth, either through the acquisition of an existing business or the opening of new restaurants, both of which strategies are capital intensive.
•	The difficulties we will encounter executing our growth strategy and opening new restaurants that are profitable.
•

Overcoming the risks of acquiring an existing restaurant business, including identifying a suitable target, completing comprehensive due diligence, the financial stability of the target,, the impact on our financial condition of the debt we may incur in acquiring the prospect, the ability to integrate operations with our existing operations, our ability to retain management and key employees of the target, among other factors attendant to acquisitions of small, non-public operating companies.

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One of our strategies has been to acquire properties which have discontinued operations for any number of reasons, including that these locations may not have been profitable for the prior owners. We will rely on the experience and judgment of management in determining whether we can make these locations profitable for us. Our failure to properly evaluate these locations will reduce the capital we have available to open other locations or make acquisitions and will otherwise negatively impact our financial condition and results of operations.

•	We currently depend, and will continue to depend for the foreseeable future, on a small number of restaurants for all our revenues and profits.
•

Most of our restaurants are currently located in the North Central region of the United States and this geographic concentration makes us vulnerable to severe weather, local economic conditions, demographic trends and regional events.

•

Our North Dakota restaurants are in areas that are economically affected by the regional oil and gas industry that traditionally experiences “boom and bust” periods of activity depending on commodity prices for oil and gas.

•	We operate in a highly competitive segment of the restaurant industry.
•	We expect to acquire or open locations in geographic areas where we have no prior operating experience and we may fail to effectively identify all of the risks associated with new sites.

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•	We rely on certain vendors, suppliers and distributors for all our supplies and any failure by them to fulfill their obligations to us could have a material adverse impact on our business.
•

We rely on Gary Copperud, our Chief Executive Officer, Kenneth Brimmer, our Chief Operating Officer, and Mark Petri, our Manager of Operations, and should we lose the services of any of them, our business and plans for future growth would likely suffer a material adverse effect.

•	Real estate valuations and metrics that determine such valuations may shift over time in a way that fails to enhance one of our principal growth strategies.
•

Becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the requirements of the Sarbanes-Oxley Act of 2002 will significantly increase our fixed annual costs and may strain our resources and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

•

There is no current trading market for our common stock and since we do not currently meet the initial listing standards of any national securities exchange or over-the-counter trading system our common stock may not be listed in the foreseeable future, if ever, and if a trading market does not develop, you may be unable to resell your shares.

•	Any market that does develop for our common stock may not be sufficiently liquid for you to sell your shares.

Our Corporate History

The Company was incorporated in the state of Delaware as Hartmax of NY, Inc. in January 2016 with nominal or no assets or operations, and, until the Share Exchange described below, was majority-owned by affiliates of the placement agent in the 2018 Private Placement described below. Upon the closing of the 2018 Private Placement, the Company and BTND, LLC, a Colorado limited liability company, which we refer to as BTND, entered into a Share Exchange Agreement whereby the members of BTND exchanged all of their membership interests in BTND for shares of our common stock comprising 85.9% of the outstanding shares of our Company, without giving effect to the sale of any securities sold in the 2018 Private Placement. Two affiliates of the placement agent together held 11.7% of our common stock, without giving effect to the sale of any securities sold in the 2018 Private Placement. After giving effect to the Share Exchange, the Company became the sole member of BTND and BTND’s managing member, Gary Copperud, became the chief executive officer of the Company. Concurrent with the Share Exchange, the Company changed its name to Burger Time, Inc., which is the parent company of BTND, which in turn became a wholly-owned operating subsidiary of the Company.

On June 13, 2019, the Company amended and restated its certificate of incorporation, which we refer to throughout this prospectus as our certificate of incorporation, to change the corporate name to “BT Brands, Inc.” to better reflect its multi-faceted growth plan, and to adopt certain provisions that are in line with its status as a public company. On June 13, 2019, the Company adopted amended and restated bylaws, which we refer to throughout this prospectus as our bylaws, also to reflect the Company’s status as a public company. A copy of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part.

The Burger Time brand originated in August 1987 with the opening of the first restaurant in Fargo, North Dakota. Over the next five years, several additional Burger Time restaurants were opened and remain in operation in Minnesota, North Dakota and South Dakota. In 2005, the restaurant assets were sold to STEN Corporation, a public company of which Kenneth Brimmer, our Chief Operating Officer, Chairman and member of board of directors, and Gary Copperud, our Chief Executive Officer and a member of our board of directors, were and remain affiliates. In May 2007, BTND purchased the assets of the Burger Time from STEN Corporation and has maintained control of those assets since. Gary Copperud had been the managing member of BTND since the acquisition in 2007 until the closing of the 2018 Private Placement and Merger.

Since 2007, BTND from time to time sold restaurant assets, including the underlying real property, for a profit, resulting in the closing of the stores located on the respective properties, and BTND has closed two other stores upon the expiration of the leaseholds on which they were located. In December 2018, we closed a store located in Richmond Indiana which was open for only 18 months.

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Our Corporate Information

The Company’s principal executive offices are located at 405 Main Avenue West, Suite 2D, West Fargo, ND 58078, and our telephone number is (701) 277-0080. The Company’s website address is www.itsburgertime.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any information on that website in making your decision to purchase shares of our common stock.

Description of the 2018 Private Placement

On July 31, 2018, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 12 accredited investors (collectively, the “Purchasers”) under which we issued and sold an aggregate of 410,005 shares of our common stock at a purchase price of $1.50 per share and warrants to purchase up to 205,006 shares of our common stock with an initial exercise price equal to $2.00 per share (the “Warrants”). The Company received approximately $615,018 in gross proceeds from the sale of the securities in the 2018 Private Placement. After deducting placement agent fees and other expenses payable by us in connection with the 2018 Private Offering, we received net proceeds of approximately $492,266. If all of the Warrants were exercised for cash, we would receive additional proceeds of $410,012; however, because we did not have effective under federal securities laws a registration statement covering the shares of common stock issuable upon exercise of the Warrants by February 26, 2019, the Warrants became exercisable on a cashless basis at the discretion of the holders of such Warrants. We cannot predict whether the Warrants will be exercised for cash or on a cashless basis, if they are exercised at all.

The Warrants:

•	expire on July 31, 2023, five years from the date of issuance;
•

are redeemable by the Company at a price of $0.01 per Warrant at any time if the closing price of the common stock equals or exceeds $4.00 per share for at least fifteen trading days, consecutive or not, over the prior thirty-day period;

•

contain provisions for the adjustment of the number of shares of common stock issuable upon the exercise and of the exercise price under certain circumstances (excluding certain specific issuances of stock under stock plans or upon the exercise of outstanding convertible securities, among other things); and

•

provide the holder with the right to receive, in the event of any change in the common stock through merger, consolidation, reorganization, liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which the holder of a Warrant would have been entitled if it had held shares of common stock on the date of such event.

A more detailed description of the Warrants is provided under the heading entitled “Description of Securities—Warrants.”

The securities issued in the 2018 Private Placement were offered and issued to the Purchasers in reliance on the exemption from registration provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder. The common stock and the shares of common stock underlying the Warrants are being registered for resale by the respective holders thereof pursuant to the registration statement of which this prospectus forms a part.

On the closing of the 2018 Private Placement, we entered into a Registration Rights Agreement with the Purchasers pursuant to which we agreed that we would promptly, but by no later than November 18, 2018, file a registration statement with the SEC covering the shares of common stock issued in the 2018 Private Placement and the shares of common stock issuable upon exercise of the Warrants and cause such registration statement to be declared effective by the SEC by February 26, 2019. Since we did not achieve this deadline, the Warrants and the Placement Agent Warrants, which are described below, may be exercised, in the discretion of the holders, on a cashless basis. Additionally, the investors in the 2018 Private Placement are entitled to certain piggyback registration rights for the common stock and the shares of common stock issuable upon exercise of the Warrants they hold in the event such shares are not otherwise registered for resale.

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We are filing this registration statement on Form S-1 to fulfill our contractual obligations under the Registration Rights Agreement. We have agreed with the Purchasers to keep this registration statement effective until the earlier of: (i) the date on which all of the shares of common stock covered by this registration statement have been sold and (ii) the date on which all of the shares of common stock covered by this registration statement may be immediately sold to the public by non-affiliates without registration or restriction. We also have agreed to indemnify the Purchasers against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the common stock offered by this prospectus.

As required under the Registration Rights Agreement, we are paying all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws.

In connection with the 2018 Private Placement, BTND entered into a Letter of Engagement with Maxim Group, LLC, or Maxim, a FINRA member broker-dealer, to act as the placement agent for the 2018 Private Placement. In consideration of its services as placement agent, (i) we paid to Maxim a cash fee of approximately $49,200, equal to 8% of the gross proceeds we received under the Purchase Agreement; (ii) we issued to Maxim and a permitted designee of Maxim certain warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 32,801 shares of common stock, or 8% of the aggregate number of securities issued in connection with the 2018 Private Placement; (iii) granted to Maxim and its designee registration rights with respect to all the shares of common stock issuable upon exercise of the Placement Agent Warrants; and (iv) paid certain expenses incurred by Maxim in connection with serving as the placement agent in the amount of $40,000.

The Placement Agent Warrants:

•	expire on July 31, 2023;
•

are exercisable at a price per share equal to $1.65, which is subject to adjustment for the number of shares of common stock issuable (i) in any forward or reverse split of our common stock or (ii) the payment of a dividend in shares of common stock;

•

provide the holder with the right to receive, in the event of any change in the common stock through merger, consolidation, reorganization, liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which the holder of a Warrant would have been entitled if it had held shares of common stock on the date of such event.

The Placement Agent Warrants are not redeemable by the Company.

A more detailed description of the Placement Agent Warrants is provided under the heading entitled “Description of Securities— Placement Agent Warrants.”

If all of the Placement Agent Warrants were exercised for cash, we would receive proceeds of $54,120; however, because we did not have effective under federal securities laws a registration statement covering the shares of common stock issuable upon exercise of the Placement Agent Warrants by February 26, 2019, they became exercisable on a cashless basis at the discretion of the holders of such Placement Agent Warrants. We cannot predict whether the Placement Agent Warrants will be exercised for cash or on a cashless basis, if they are exercised at all.

We have granted the holders of the Placement Agent Warrants registration rights identical to those granted to the Purchasers in the 2018 Private Placement. After the shares of common stock issuable upon exercise of the Placement Agent Warrants are registered for resale under the registration statement of which this prospectus is a part, the Placement Agent Warrants may not be transferred, assigned or hypothecated for a period of six months, except that the Placement Agent Warrants and the shares of common stock issuable upon exercise of the Placement Agent Warrants may be assigned, to certain specified persons who are affiliated with Maxim or to any successor to Maxim’s business.

Certain affiliates of Maxim and another individual who owned an aggregate of 920,000 shares of our common stock in the Company prior to the completion of the Share Exchange are entitled to the same registration rights as the investors in the 2018 Private Placement, as described above; and have elected to include their shares of common stock in this registration statement.

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The foregoing descriptions of the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Letter of Engagement and the Placement Agents Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of each such document filed with this registration statement.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;
•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and
•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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THE OFFERING

Securities Being Offered by the Selling Stockholders:	1,567,812 shares of common stock, consisting of:

(a) 410,005 shares of common stock that were purchased by investors in the 2018 Private Placement;

(b) 205,006 shares of common stock issuable upon the exercise of Warrants purchased by investors in the 2018 Private Placement.

(c) 920,000 shares of common stock owned by certain persons who held shares of our common stock prior to the completion of the 2018 Private Offering; and

(d) 32,801 shares of common stock issuable upon the exercise of warrants that we issued to the placement agent and certain of its designees in the 2018 Private Placement.

Common Stock Outstanding:	We have 8,086,005 shares of common stock outstanding as of the date of this prospectus.

Common Stock Outstanding after Offering:

After giving effect to the offering and the issuance of 237,807 shares of common stock upon exercise of the Warrants and the Placement Agent Warrants, we will have 8,323,812 shares of common stock outstanding.

Offering Price:

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices in any market that may develop for the stock, or at privately negotiated prices.

Transfer Agent:

The transfer agent for our common stock is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Its telephone number is (801) 274-1088 and its email address is action@actionstocktransfer.com.

Market for the securities:

No public market currently exists for our common stock or any of our securities. As of the date of this Prospectus, our common stock is held by 23 holders of record and we do not currently meet the initial listing standards of any national securities exchange or over-the-counter trading system. At such time as we satisfy all of the criteria for gaining admission to quotation on the OTCQB, including the number of round lots holders of our common stock, we will seek to identify a broker-dealer to file an application with FINRA for our common stock to be admitted to quotation on the OTCQB. We cannot assure you that we ever will meet the initial listing standards of any national securities exchange or over-the-counter trading system, that a market maker will agree to file an application with FINRA, that such an application for quotation will be approved or, that if approved, a public market will develop for our common stock.

We do not have any intention of developing a trading market for the Warrants. Without an active trading market, the liquidity of the warrants will be limited.

Risk Factors:

An investment in our securities involves substantial risk. You should carefully read the section entitled “Risk Factors” beginning on page 11 of this prospectus, for a discussion of factors that you should consider before deciding to invest in our common stock.

Use of Proceeds:

Although we will pay all the expenses for the registration of the shares, we will not receive any proceeds from the sales by the Selling Stockholders. However, we may receive proceeds from the exercise of the Warrants and Placement Agent Warrants, and if such proceeds are received by us, they will be used to fund our working capital and for general corporate purposes. See “Use of Proceeds.”

Duration of Offering:

We have agreed with the Purchasers in the 2018 Private Offering to keep the registration statement effective until the earlier of: (i) the date on which all of the shares of common stock covered by this registration statement have been sold and (ii) the date on which all of the shares of common stock covered by this registration statement may be immediately sold to the public by non-affiliates without registration or restriction (including, without limitation, as to volume by each holder thereof) under the Securities Act.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, before making your decision to invest in our common stock. We cannot assure you that any of the events discussed in the risk factors below will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows and if so, our prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price of our common stock in any market that may develop for our stock could decline and you could lose all or part of your investment.

Risks Related to Our Business and Industry

For the foreseeable future, we will depend on a small number of restaurants for our revenues and profits.

We currently own and operate nine restaurants, including a single Dairy Queen franchise. Assuming we have access to adequate capital, we may open additional Burger Time restaurants in the future, in both existing and new markets. We also may seek to acquire additional restaurant properties outside of our Burger Time theme, though we do not have any present acquisition targets under consideration. Even if we are successful in opening additional Burger Time restaurants or acquiring other additional restaurants over the next two years, our restaurant base likely will continue to be relatively small. Accordingly, for the foreseeable future, our operational risk will continue to be concentrated across a small base of restaurants from which we generate revenue and profits. The failure of any of our restaurants to produce expected or otherwise satisfactory levels of revenue or profit could materially and adversely affect our business, financial condition and results of our operations.

Most of our restaurants are in the North Central region, which makes us vulnerable to regional changes in consumer preferences, economic conditions, severe weather and other unforeseen conditions that could harm our business, financial condition, results of operations and cash flow.

Food service businesses depend on consumer discretionary spending and are often affected by changes in consumer tastes, regional and local economic conditions and demographic trends. Factors such as traffic patterns, weather, fuel prices, local demographics and the type, number and locations of competing restaurants may adversely affect the performance of individual locations. In addition, economic downturns, inflation or increased food or energy costs could harm the restaurant industry in general and our locations. Extraordinary occurrences such as local strikes, terrorist attacks, a sharp increase in energy prices, fires or other natural or man-made disasters also could impact any of the markets in which we operate.

Further, given the current concentration of our restaurants principally in Minnesota, North Dakota and South Dakota, we are susceptible to changing consumer preferences and economic conditions in this region of the country. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions, though we cannot assure you that we will be able to respond effectively to any such changes.

In the areas where our restaurants are concentrated, seasonal winter conditions have affected and will continue to impact our results of operations. We may be subject to adverse weather and other natural conditions, including tornadoes, floods, droughts, fires or other natural or man-made disasters. All our locations are primarily drive-through operations and most offer no indoor seating and the effects of adverse weather conditions may impact these stores. In more severe cases, adverse weather and other conditions may cause temporary restaurant closures, sometimes for prolonged periods. If weather conditions or other natural disasters reduce customer traffic at our restaurants or force us to suspend operation at any of our locations for a period of time we would experience negative restaurant revenue, which, if it persists, may result in asset impairment charges and potential restaurant closures.

Additionally, changes in state and municipal-level regulatory requirements, such as increases to the minimum wage rate, income taxes, unemployment insurance, as well as other taxes, mandatory healthcare coverage or paid leave where we operate or may desire to operate restaurants, may adversely impact our financial results.

Any one of these contingencies, or any combination of them, could have a material adverse effect on our business, financial condition, results of operations and cash flow.

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Our North Dakota restaurants are economically impacted by the regional oil and gas industry that traditionally experiences “boom and bust” periods of activity depending on commodity prices for oil and gas.

Our restaurant operations are dependent on the economic health of the areas they service. Our North Dakota stores are in areas the economic health of which is materially affected by the relative prosperity of the local oil and gas industry. This industry typically experiences periods of cyclical “boom and bust” directly related to global and national prices for oil and gas. A prolonged “bust” period would likely have a negative effect on most if not all our North Dakota stores and likely would materially impact our results of operations.

We operate in the highly competitive restaurant industry. If we are not able to compete effectively, our business, financial condition and results of operations will suffer.

We face significant competition from other traditional fast food establishments and increasingly from casual dining concepts which have developed delivery as an additional mode of reaching customers. The foodservice industry is highly competitive with respect to, among other things, taste, price, food quality and presentation, service, location and the ambience and condition of each restaurant. Our competition includes a variety of national and regional fast food chains and locally owned restaurants that offer carry-out, dine-in, delivery and catering services. Many of our competitors have existed longer and have a more established market presence with substantially greater financial, marketing, personnel and other resources than we do. Among our competitors in the traditional fast food segment are a number of global and national chains, including McDonalds, Burger King, Wendy’s, Sonic, Checkers, Rally’s and Carl’s Jr. Our competitors may have, among other things, lower operating costs, better locations, better facilities, better management, more effective marketing including resources to access current technology and more efficient operations. In addition, many of our competitors offer product promotions that allow them to undercut our prices or render their products more attractive. Recently, competition has intensified with our competitors offering more frequent and more aggressive promotions. Further, today many casual dining concepts are aggressively marketing delivery services both directly and through third parties which adds an additional competitive element to traditional fast food. If we are unable to compete effectively, our customer traffic and sales could decline which would have a material adverse effect on our business, financial condition and results of operations.

Our growth strategy depends principally on acquiring and/or opening new restaurants in existing and new markets. We may not be successful in operating new restaurants or establishing new markets.

Our growth strategy for the foreseeable future depends principally on acquiring and/or opening new restaurants and operating those restaurants on a profitable basis.

We will face many challenges as we seek to open and operate new restaurants, many of which are beyond our control, including, but not limited to, our ability to acquire locations at a favorable cost, the expense and other factors involved in remodeling those locations, the resources we will need to allocate toward hiring managerial personnel for the new restaurants and our lack of familiarity with local regulations. Any one of these challenges, as well as others we may have not yet identified, could result in significant delays in the opening of new restaurants, significant additional and unanticipated costs being incurred by us, or both. If we are unable to open new restaurants, or if restaurant openings are significantly delayed or costlier, our revenue growth and earnings could be adversely impacted, and our business negatively affected.

We may open and acquire restaurants in geographic markets in which we have no prior operating experience. Our expansion into new markets may subject us to increased risks.

We may open or acquire restaurants in markets where we have no operating experience. Any restaurants that we operate in new markets may take longer and cost more to construct, experience higher operating costs than we anticipate and may not reach expected sales and profit levels, which will affect our overall profitability. New markets that we enter may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to invest more than we originally planned in advertising and promotional activity in new markets to build brand awareness. In addition, we may find it more difficult in new markets to hire, motivate and keep qualified employees. As a result, these new restaurants may be less successful than our existing restaurants. Our inability to fully implement or failure to successfully execute our plans to enter new markets could have a material adverse effect on our business, financial condition and results of operations.

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Our existing indebtedness requires significant cash to service, which may hinder our ability to expand our business and maintain profitability.

We currently have mortgages on all but one of our real properties. Servicing our debt, consumes a considerable amount of our monthly cash flow. Our indebtedness may make it more difficult for us to execute our business strategy to expand our number of restaurants by either interfering with our ability to borrow money to complete an acquisition.

While our operations currently service our existing debt and while we believe that we can continue to effectively service existing debt, there is no guarantee that this will always be true and any one of the material risks discussed in this section, as well as others we may not have identified, could disrupt our ability to service debt so severely as to create a material adverse effect on us.

If we fail to effectively identify and acquire new or existing restaurants, our business, financial condition and results of operations will suffer.

One of our biggest challenges as we seek to grow our business is to identify and secure suitable acquisition opportunities. Competition for both acquisition opportunities such as those we are seeking is intense and competitors may have significantly greater financial resources than we do which will allow them to bid more aggressively for those opportunities. We cannot assure you that enough new opportunities will be available in desirable areas or on terms that are acceptable to us in order to grow our business. If we are unable to open new restaurants, or if restaurant openings are significantly delayed, our revenue growth and earnings could be adversely impacted, and our business negatively affected.

There are numerous factors involved in identifying, evaluating, and securing restaurant acquisition, including:

•	evaluating traffic patterns, local retail and business attractions and infrastructure that will drive high levels of customer traffic and sales;
•	competition in new markets, including competition for restaurant sites;
•	obtaining licenses or permits for development projects on a timely basis;
•	proximity of potential restaurant sites to existing restaurants;
•	anticipated commercial, residential and infrastructure development near the potential restaurant site; and
•	availability of acceptable acquisition or lease terms and arrangements.

Given the numerous factors involved, we may not be able to successfully identify and secure attractive restaurant acquisitions, which could have a material adverse effect on our business, financial condition and results of operations.

We may acquire restaurant sites that previously had been operated as fast food restaurants but that discontinued operations for any number of reasons. Our experience shows that there are a number of these sites with improvements available for purchase. If we purchase properties such as these, we may be able to utilize the existing structure and remodel or reconstruct them to our specifications. We may convert these locations into Burger Time restaurants at a cost savings relative to new construction. The low cost of entry cost allows us to operate profitably where other fast food restaurants may not be able to because, for example, franchise fees may reduce the owner’s profits below what might be acceptable. In making an assessment as to the viability of locating our restaurants on these types of sites, we will utilize our best judgment as to the likelihood that we can achieve success at such locations in view of any failures experienced by the prior owners. If we fail to properly assess the risks of opening a restaurant at these types of locations, we may be forced to close the restaurant, in which case we will incur losses for the preopening and other operating expenses incurred in connection restaurants, which would have a material adverse effect on our business, financial condition and results of operations.

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Expansion of our operations through the acquisition of one or more existing food-service chains is subject to many risks which could negatively impact our combined operations and financial condition.

We may pursue expansion of our business through the acquisition of one or more existing restaurant chains. Any such chain may be in geographic regions in which we have not operated and may offer fare different from our existing restaurants. Our strategy to pursue expansion through the acquisition of an existing chain is and our business after such acquisition will be subject to numerous risks and uncertainties, including all the risk’s attendant to our existing Burger Time operations as outlined in this prospectus and numerous other factors, including:

•

the investigation of the business of the target chain and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs and if we decide not to or cannot complete a specific acquisition, the costs incurred likely would not be recoverable;

•

the target chain may be a privately held company about which very little public information may exist and we could be required to make our decision on whether to pursue the acquisition of such business on the basis of limited information, which may result in an acquisition of a company that is not as profitable as we suspected, if at all;

•	the chain that we acquire may be financially unstable;
•	we may not be able to retain the management or other key personnel of the chain that we acquire;
•	our corporate culture could be irreconcilably different than the corporate culture of the business that we acquire, making the integration of the acquired chain difficult or impossible;
•	our ability to assess a target chain’s management may be limited due to a lack of time, resources or information;
•	we may experience impairment of tangible and intangible assets and goodwill acquired in the acquisition;
•	the target business may have unknown liabilities;
•	we may choose to incur substantial debt to complete the acquisition of an existing chain and the incurrence of debt could have a variety of negative effects, including:

o	default and foreclosure on our assets if our operating revenues after such acquisition are insufficient to repay our debt obligations;
o	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
o	our inability to pay dividends on our common stock;
o

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

o	limitations on our flexibility in planning for and reacting to changes in our business and in the foodservice industry;
o	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;
o	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and
o	other disadvantages compared to our competitors who have less debt.

These factors, among the many other risks and uncertainties that typically associated with acquisitions of existing businesses could negatively impact our Company generally, which would have a material adverse effect on our business, financial condition and results of operations.

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We will experience significant competition in our efforts to identify and acquire new restaurant groups.

One of our principal growth strategies entails acquiring a new restaurant group at an attractive price relative to revenue and earnings. Competition to acquire these operations is intense and we may not successfully identify a suitable target for some time, if at all. We expect that we will experience competition from other businesses having a business objective similar to ours. These include other restaurant businesses seeking to grow through acquisitions and venture capital firms and leveraged buyout firms that specialize in the restaurant industry transactions. Many of these entities are well established, possess significant capital, and have extensive experience identifying and affecting restaurant acquisition transactions directly or through affiliates. Moreover, nearly all of these competitors possess greater technical, personnel and other resources than us.

We may acquire an existing restaurant group that offers different categories of food than our existing restaurants and with which we will have no or limited familiarity. Our failure to manage these new restaurants properly could negatively impact our overall operations and financial performance and deplete our capital resources.

Our management has operated our Burger Time restaurants since 2005 and has gained considerable experience operating establishments that focus on burgers and related fare. We may acquire an individual restaurant property or a restaurant chain that serves food other than burgers and the other food items we offer at our Burger Time and DQ restaurants with which our management has limited familiarity. Though we expect to attempt to retain key personnel of any existing restaurant group we acquire to assist us with managing the new restaurants, we may not be able to retain such personnel for any meaningful period. Moreover, even if we retain management from the acquired chain, our executive officers may not manage the new restaurants profitably for numerous reasons, including our inability to predict the consumer preferences and trends that drive the success of these types of restaurants. Any failure to properly manage the restaurants comprising an acquired restaurant group could, among other negative effects, adversely impact our operations and deplete our capital resources, which would affect our financial condition and the market price for our common stock, if such a market were to develop.

Our growth strategy is capital intensive and will require substantial additional capital to execute and this capital might not be available.

Our growth for the foreseeable future depends principally on opening or acquiring new restaurants and operating those restaurants on a profitable basis. The approximate cost of acquiring and converting a single Burger Time storefront, including remodeling, has historically ranged from $325,000-$525,000, and we expect that this cost will continue to fall within this range for the foreseeable future. The cost of acquiring an independent restaurant group will range based on the number of restaurants comprising the group and their profitability. We expect to seek to acquire an existing business up to $10 million. We will seek to raise funds for any of such purposes by way of equity or debt financings. If we raise additional funds through issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including opening new restaurants or making further attractive acquisitions. Moreover, if we issue debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets. In addition, we might not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to support our business growth and to respond to business challenges could be significantly limited.

Rising interest rates could negatively impact our performance and acquisition plans.

Rising interest rates could significantly increase our cost of borrowing or could make it difficult or impossible for us to obtain financing in the future. An increased cost of borrowing would make it more expensive for us to acquire properties to convert into Burger Time units or to acquire an existing restaurant group, which may negatively impact our performance. If we are unable to obtain financing in the future, our growth could be limited, which could negatively impact our business and operating results.

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Real estate valuations may shift such that our strategy to grow by acquiring and converting existing properties into Burger Time restaurants is no longer economically feasible.

Our strategy to grow our business by purchasing existing properties and converting them into Burger Time stores typically is enhanced by certain inefficiencies that we believe exist between real estate valuation metrics for unoccupied commercial buildings and commercial buildings with long term, high quality tenants. There are reasons to believe that our ability to rely on such inefficiencies will erode over time, as competitors in the real estate industry identify them and attempt to exploit them, or as the real estate market evolves to reduce such inefficiencies or eliminate them altogether. If this strategy becomes unavailable to us, we may have to grow by more conventional means at higher cost and greater risk to us.

Our growth strategy may divert management’s attention from operating our existing restaurants.

As we execute our growth strategy, management will be focused on the numerous complex and time-consuming activities required to open new restaurants or to acquire, integrate and operate an existing restaurant group. These activities may divert management’s attention from effectively operating our existing restaurants and our existing restaurants may suffer. If the time management allocates to implementing our growth strategies interferes with its ability to manage our existing restaurants and our revenues decline at the existing restaurants, our business, financial condition and results of operations will be adversely affected.

New Burger Time restaurants may not perform up to our expectations or be profitable at all.

New restaurants, especially those opening in locations where the Burger Time concept is not that well-known or known at all, may experience lower than predicted initial sales. Moreover, we expect that all our new Burger Time restaurants will require several months after opening, if not longer, to reach their targeted restaurant-level operating margins due to cost of sales and labor inefficiencies. Our ability to operate new restaurants profitably will depend on many factors, some of which are beyond our control, including:

•	consumer awareness and understanding of our brand;
•	general economic conditions, which can affect restaurant traffic, local labor costs and prices we pay for the food products and other supplies we use;
•	changes in consumer preferences and discretionary spending;
•	the availability of experienced managers and staff;
•	increases in prices for commodities, including beef and chicken;
•	inefficiency in our labor costs as the staff gains experience;
•	competition, either from our competitors in the restaurant industry or our own restaurants;
•	site characteristics of new restaurants;
•	changes in government regulation; and
•	other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

New locations may not be profitable, and their sales performance may not follow historical patterns or our expectations. If we are forced to close any new restaurants, we will incur losses for the expenses incurred in connection with opening them. The failure of any of our new restaurants to perform as planned could have a material adverse effect on our business, financial condition and results of operations.

Our future operating results may fluctuate significantly due to our relatively small number of existing restaurants and the expenses required to open new restaurants.

As of June 30, 2019, we operated nine restaurants. The capital resources required to develop a new restaurant are significant. For example, we estimate that the gross cash outlay to open a new Burger Time restaurant, including the purchase of real estate, is approximately $325,000-$525,000, inclusive of preopening expenses. Actual costs may vary significantly depending upon a variety of factors, including whether we acquire a site with an existing structure and conditions in the local real estate and construction market. The combination of our relatively small number of existing restaurants, the significant investment associated with each new restaurant and the average restaurant revenues of our new restaurants may cause our results of operations to fluctuate significantly. Moreover, due to our small base of existing restaurants, poor operating results at any one restaurant or a delay or cancellation in the planned opening of a restaurant could adversely affect our entire business, making the investment risks related to any one location much greater than those associated with many other larger, well-established restaurant chains.

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If we fail to manage our growth effectively, our business and operating results could be adversely affected.

Over the next two years, we plan to grow either organically by opening new restaurants or by acquiring additional restaurant businesses. Our existing restaurant management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and other personnel. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, or have enough financial resources to take or implement the necessary changes, which could harm our business, financial condition and results of operations.

We currently own and operate a Dairy Queen franchise and are subject to the obligations and limitations imposed by our franchise agreement, and we may experience an adverse financial effect should the franchise agreement be terminated.

In October 2015 we acquired a Dairy Queen franchise in Ham Lake, Minnesota. We are party to a franchise agreement with Dairy Queen in which we are contractually bound to abide by certain financial obligations, including the payment of monthly royalty and marketing fees comprised of a significant percentage of our gross sales at that location. The franchise agreement also restricts our menu offerings at this location to the established Dairy Queen menu and severely limits our flexibility in the operating model we may employ. Specifically, we are prohibited from selling any Burger Time items at this franchise and, other than in connection with capital raising activities, may not market this restaurant as a part of our Burger Time family. Further, we may not sell any Dairy Queen products at our other restaurants.

If we were to, for any reason, discontinue this franchise, our operating results would likely be adversely affected. Moreover, the total purchase price we paid for the franchise was $600,000 and a termination of the franchise agreement at any time over the next several years would result in the loss of a considerable portion of that investment. Should Dairy Queen in turn choose not to continue the franchise agreement with us for any reason, including any unintentional breach of the agreement by us, we would experience a similar adverse effect on our revenues and our initial investment.

We rely on the services of Gary Copperud, our Chief Executive Officer, Kenneth Brimmer, our Chief Operating Officer, and Mark Petri, our Manager of Operations, to operate our business.

Currently, we rely on Gary Copperud, our Chief Executive Officer, Kenneth Brimmer, our Chief Operating Officer, and Mark Petri, our Manager of Operations, to make all key decisions relating to our operations and finances. The unexpected loss of the services of any of Messrs. Copperud, Brimmer or Petri would likely have a material adverse effect on our business and plans for future growth.

Governmental regulation may adversely impact our ability to open new restaurants or otherwise adversely affect our business, financial condition and results of operations.

Our business is subject to a wide range of federal, state and local regulations, including regulations relating to building and zoning requirements and regulations relating to the preparation and sale of food. The development and operation of restaurants depends to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. Our restaurants are also subject to state and local licensing and regulation by health, sanitation, food and occupational safety and other agencies. We may encounter material difficulties or fail to obtain necessary licenses, approvals or permits for our restaurants, which could delay planned restaurant openings or affect the operations at our existing restaurants. Government authorities may suspend or deny renewal of our governmental licenses if they determine that our operations do not meet the standards for initial grant or renewal.

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For example, we are subject to the U.S. Americans with Disabilities Act (the “ADA”) and similar state laws that afford civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas, including our restaurants. We may in the future have to modify restaurants by adding access ramps or redesigning certain architectural fixtures, for example, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material.

Our business also is subject to the U.S. Occupational Safety and Health Act, which governs worker health and safety, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages and overtime, and a variety of similar federal, state and local laws that govern these and other employment law matters. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters.

The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require us to expend significant funds to make modifications to our restaurants if we failed to comply with applicable standards. Compliance with the laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings, which could have a material adverse effect on our business, financial condition and results of operation.

If we fail to maintain required licenses and permits or to comply with food control regulations, we could lose our food service licenses, which would harm our business.

Government regulations relating to restaurant operations require that we obtain and maintain numerous licenses, approvals or permits. The failure to obtain and maintain these licenses, permits and approvals could have a material adverse effect on our results of operations. In some instances, licenses must be renewed annually and may be revoked, suspended or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses, permits and approvals could adversely affect our existing restaurants and delay or result in our decision to cancel the opening of new restaurants, which would have a material adverse effect on our business.

New information or attitudes regarding diet and health could result in changes in regulations and consumer consumption habits that could adversely affect our business, financial condition or results of operations.

Changes in attitudes regarding diet and health or new information regarding the adverse health effects of consuming certain foods could result in changes in government regulation and consumer eating habits that may impact our business, financial condition or results of operations. These changes have resulted in, and may continue to result in, laws and regulations requiring us to disclose the nutritional content of our food offerings, and they have resulted in, and may continue to result in, laws and regulations affecting permissible ingredients and menu offerings. For example, a number of jurisdictions have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information, or have enacted legislation restricting the use of certain types of ingredients in restaurants. These requirements may be different or inconsistent with requirements we are subject to under the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act, collectively, the “ACA,” which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the ACA requires chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The ACA also requires covered restaurants to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information upon request. Unfavorable publicity about, or guests’ reactions to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings, thereby adversely affecting our business, financial condition or results of operations.

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Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, we may be required to modify or discontinue certain menu items, and we may experience higher costs associated with the implementation of those changes, as well as adversely affect the attractiveness of our restaurants to new or returning guests. We cannot predict the impact of any new nutrition labeling requirements. The risks and costs associated with nutritional disclosures on our menus could also impact our operations, particularly given differences among applicable legal requirements and practices within the restaurant industry with respect to testing and disclosure, ordinary variations in food preparation among our own restaurants, and the need to rely on the accuracy and completeness of nutritional information obtained from third-party suppliers.

We may not be able to effectively respond to changes in consumer health perceptions or successfully implement the nutrient content disclosure requirements and to adapt our menu offerings to trends in eating habits. The imposition of menu labeling laws and an inability to keep up with consumer eating habits could materially adversely affect our business, financial condition or results of operations, as well as our position within the restaurant industry in general.

Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs. We are susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal economic fluctuations, weather conditions, global demand, food safety concerns, infectious diseases, fluctuations in the U.S. dollar, product recalls and government regulations. The costs of many basic foods, including corn, wheat, corn flour and other flour, and cooking oil, have trended higher in recent years, resulting in upward pricing pressures on almost all our raw ingredients and increasing our food costs. Food prices for several of our key ingredients escalated markedly at various points in fiscal 2013 and fiscal 2014. For example, beef, which represents a substantial portion of our total food supply purchases each year, increased in price by approximately 40% between 2013 and 2014. While we have benefited from a stable and favorable pricing in our beef contracts since fiscal 2016, there is an ongoing risk of additional pricing pressures on some of the other ingredients we use in our products in the future. Weather related issues, such as freezes or drought, may also lead to temporary spikes in the prices of some ingredients such as produce or meats. Any increase in the prices of the ingredients most critical to our menu, such as beef or chicken, would adversely affect our operating results.

We currently do not engage in futures contracts or other financial risk management strategies with respect to potential price fluctuations in the cost of beef or other inputs, food and supplies, which we purchase at prevailing market or contracted prices. We have implemented menu price increases in the past to offset the higher prices of beef, due to competitive pressures and compressed profit margins. We may not be able to offset all or any portion of increased food and supply cost through higher menu prices in the future. If we implement further menu price increases in the future to protect our margins, average check size and restaurant traffic could be materially adversely affected.

We rely on certain vendors, suppliers and distributors for all our supplies, which could have a material adverse effect on our business, financial condition and results of operations.

We purchase substantially all our food, paper, packaging and related supplies from Sysco Corporation, the nation’s largest distributor of food products. In both fiscal 2018 and 2017, approximately 83% of our purchases were from Sysco. In addition, we have agreed to purchase all our beverages, other than coffee, tea or milk, from Dakota Beverages, LLC, d/b/a Pepsi Beverages Co., through December 2020. These entities also are responsible for delivering these products to us. Our reliance on these vendors exclusively to provide us with our entire inventory at reasonable prices presents certain risks. We do not control the businesses of our vendors and our efforts to specify and monitor the standards under which they perform may not be successful. Furthermore, certain food items are perishable, and we have limited control over whether these items will be delivered to us in appropriate condition for use in our restaurants. If any of our vendors are unable to fulfill their obligations to our standards, or if we are unable to find replacement providers in the event of a supply or service disruption, we could encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations. Also, if our current vendors are unable to support our expansion into new markets, or if we are unable to find vendors to meet our supply specifications or service needs as we expand, we could likewise encounter supply shortages and incur higher costs to secure adequate supplies, which would have a material adverse effect on our business, financial condition and results of operations.

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Negative publicity could reduce sales our restaurants.

From time to time, we may be faced with negative publicity relating to aspects of our business, including, among others, food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, the integrity of our suppliers’ food processing and other policies, practices and procedures, employee relationships or other matters at one or more of our restaurants. Negative publicity generated against our restaurants may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one restaurant may extend beyond the restaurant involved to affect our other restaurants. A similar risk exists with respect to food service businesses unrelated to us, if customers mistakenly associate such unrelated businesses with our operations. Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be exerted in favor of our operations. These risks are amplified in view of the prevalence of social media. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

Food safety and foodborne illness concerns could have an adverse effect on our business.

The occurrence or reports of foodborne illness or other food safety issues, food contamination or tampering, employee hygiene and cleanliness failures or improper employee conduct at our restaurants could lead to claims and litigation against us based, upon, among other things, product liability. These incidents and reports could negatively affect our reputation as well as our business, revenues and profits. The occurrence of these incidents at other QSRs also could create negative publicity relating to our industry, which would adversely impact how consumers perceive our restaurants.

We cannot assure consumers that our internal controls and employee training will be fully effective in preventing all foodborne illnesses. Our reliance on third party vendors, including food suppliers, none of whom is under our control, make it likely that such foodborne illnesses would impact more than one of our restaurants. Moreover, new illnesses that our current protocols may not detect or diseases with long incubation periods may arise that could give rise to claims or allegations against us on a retroactive basis.

One or more instances of foodborne illness in one of our restaurants could negatively affect sales at all our restaurants if highly publicized. This risk exists even if it were later determined that the illness was wrongly attributed to one of our restaurants. Several other restaurant chains have experienced incidents related to foodborne illnesses that have had material adverse impacts on their operations, and we cannot assure you that we could avoid a similar impact upon the occurrence of a similar incident at one of our restaurants. Additionally, even if foodborne illnesses were not identified at our restaurants, our sales could be adversely affected if instances of food-borne illnesses at other restaurant chains were highly publicized.

Labor shortages or increased labor costs could negatively impact our growth and could have a material adverse effect on our business, financial condition and results of operations.

Labor is one of the primary components in the cost of operating our restaurants. If we face labor shortages or increased labor costs as a result of increased competition for employees, higher employee turnover rates, unionization of restaurant workers, increases in the federal, state or local minimum wage or other employee benefits costs (including costs associated with health insurance coverage), our operating expenses could increase and our growth could be adversely impacted. As noted, this occurred in 2012-2014, when an oil boom in North Dakota during those years created a labor shortage, forcing us to increase wages in area stores and thereby offsetting strong revenues generated over that period.

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Our labor force comprises mostly hourly employees who are paid wage rates that currently are above the applicable federal or state minimum wage requirements. However, increases in the minimum wage could increase labor costs at our restaurants. Either federally mandated or state-mandated minimum wages may be raised in the future, as discussed in the ensuing risk factor. We may be unable to increase our menu prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, if menu prices are increased by us to cover increased labor costs, the higher prices could adversely affect sales and thereby reduce our margins.

In addition, our success depends in part upon our ability to attract, motivate and retain well-qualified restaurant management personnel, as well as other qualified employees, including customer service and staff, to keep pace with our expansion plans. Moreover, restaurants, especially in the QSR segment, have traditionally experienced high employee turnover rates. Our inability to recruit and retain such individuals may delay the planned openings of new restaurants. If we are unable to continue to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us to pay higher wages, which could result in higher labor costs. Additionally, costs associated with workers’ compensation are rising, and these costs may continue to rise in the future. We may be unable to increase our menu prices in order to pass these increased labor costs on to consumers, in which case our margins would be negatively affected, which could have a material adverse effect on our business, financial condition and results of operations.

Although none of our employees are currently covered under collective bargaining agreements, our employees may elect to be represented by labor unions in the future. If a significant number of our employees were to become unionized and collective bargaining agreement terms were significantly different from our current compensation arrangements, it could adversely affect our business, financial condition or results of operations.

Matters relating to employment and labor law may adversely affect our business.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. Significant additional government regulations and new laws mandating increases in minimum wages or mandated benefits such as health insurance could materially affect our business, financial condition, operating results or cash flow.

In Minnesota, the minimum-wage rates were adjusted for inflation January 1, 2019, to $9.86 an hour for large employers and $8.04 an hour for other state minimum wages. Under Minnesota law, the commissioner of the Department of Labor and Industry is required to determine and announce the inflation-adjusted minimum-wage rate each year by Aug. 31. This past year, the change in the price index used for this purpose was an increase of 2.16 percent. North Dakota observes the 2019 federal minimum wage rate of $7.25 per hour. Although a North Dakota minimum wage increase initiative was proposed to incrementally increase the minimum wage to $15 per hour by 2021, the ballot ultimately failed. The minimum wage for non-tipped employees in South Dakota is currently $9.10/hour (effective Jan. 1, 2019). The minimum wage will be annually adjusted by any increase in cost of living, as measured by the Consumer Price Index published by the U.S. Department of Labor. In no case may the minimum wage be decreased.

We also may be subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination, or violation of wage and labor laws. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.

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We may be subject to litigation, which could be costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by employees, consumers, suppliers, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of managers and failure to pay for all hours worked.

Customers may file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our restaurants, including actions seeking damages resulting from foodborne illness or accidents in our restaurants. We also may be subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to have adequate levels of insurance, insurance may not be available at all or in amounts sufficient to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

Compliance with environmental laws may adversely affect our business.

Our operations are subject to federal, state and local laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for noncompliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our restaurants. Environmental conditions relating to releases of hazardous substances at a prior, existing or future restaurant could have a material adverse effect on our business, financial condition and results of operations. Further, environmental laws, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could have a material adverse effect on our business, financial condition and results of operations.

A failure of our information technology system or breaches of our network security could interrupt our operations and adversely affect our business.

We rely on our computer systems, including point-of-sale processing at our restaurants. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or to actions by regulatory authorities.

If we do not effectively protect our customers’ credit and debit card data, we could be exposed to data loss, litigation, liability and reputational damage.

In connection with credit and debit card sales, we transmit confidential credit and debit card information by way of secure private retail networks. Although we use private networks, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our security measures and those of our technology vendors may not effectively prohibit others from obtaining improper access to this information. If a person were able to circumvent these security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, litigation and liability and could seriously disrupt our operations and any resulting negative publicity could significantly harm our reputation.

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Difficulties we may encounter managing our growth could adversely affect our results of operations.

If we experience rapid and substantial growth, it will place a strain on our administrative infrastructure and our managerial and financial resources. To manage substantial growth of our operations, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;
•	install enhanced management information systems; and
•	hire, train, motivate, manage and retain our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

Risks related to this Offering and our Common Stock

Our common stock does not currently trade and may not be eligible for listing or quotation on any securities exchange.

As of the date of this prospectus, our common stock is not listed on a national securities exchange or any other exchange, nor is it quoted on an over-the-counter market. Our common stock is held by 23 stockholders of record and we do not currently meet the initial listing standards of any national securities exchange or over-the-counter trading system. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange or over-the-counter trading system. At such time as we satisfy all of the criteria for gaining admission to quotation on the OTCQB, including the number of holders of round lots of our common stock, we will seek to identify a registered broker-dealer to apply to have our common stock admitted to quotation on the OTCQB or another over-the-counter system. However, we cannot assure you that we will identify a market maker that will file such application, that we will gain admission to such system or that, if our common stock is admitted to quotation, that we will continue to meet the listing standards and be able to maintain any such listing. Moreover, we cannot assure investors that an active trading market will develop or that they will be able to sell their common stock at all. There may not be enough interested buyers to whom investors could sell their stock or that any such buyers would be willing to offer a price for the common stock equal to or greater than the price paid by investors for the common stock. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell shares of our common stock when desired or result in your receiving a lower price for your shares upon their sale than you paid for them.

The designation of our common stock as a “penny stock” would limit the liquidity of our common stock.

Our common stock is likely to be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there may be less trading activity in penny stocks in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock in any market that develops for our common stock in the future, which may limit the ability to buy and sell our stock and which will have an adverse effect on any market that develops for our shares.

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The price of our common stock could be subject to volatility related or unrelated to our operations.

If a market for our common stock develops, the market price could fluctuate substantially due to a variety of factors, including:

•	actual or anticipated fluctuations in comparable restaurant sales or operating results, whether in our operations or in those of our competitors;
•	changes in financial estimates or opinions by research analysts, either with respect to us or other QSR companies;
•	our failure to integrate new restaurants that we develop or acquire into our corporate framework or our failure to operate any such new restaurants profitably;
•	any failure to meet investor or analyst expectations;
•	the public’s reaction to our press releases, other public announcements and our filings with the SEC;
•	actual or anticipated changes in domestic or worldwide economic, political or market conditions, such as recessions;
•	changes in the consumer spending environment;
•	terrorist acts;
•	changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	short sales, hedging and other derivative transactions in the shares of our common stock;
•	future sales or issuances of our common stock, including sales or issuances by us, our directors or executive officers and our significant stockholders;
•	our dividend policy;
•	changes in the market valuations of other restaurant companies;
•	actions by stockholders;
•	various market factors or perceived market factors, including rumors, involving us, our suppliers and distributors, whether accurate or not;
•

announcements by us or our competitors of new locations, menu items, technological advances, significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives; and

•	a loss of a key member of management.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock in any market that develops for it. In addition, our stock price may be influenced by trading activity in our common stock as a result of market commentary (including commentary that may be unreliable or incomplete in some cases); changes in expectations about our business, our creditworthiness or investor confidence generally; or actions by stockholders and others seeking to influence our business strategies.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and a diversion of management attention and resources, which would significantly harm our profitability and reputation.

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The future issuance of equity or of other securities that are convertible into common stock may dilute your investment and reduce your equity interest.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares of our common stock or other securities convertible into shares of our common stock, our stockholders’ ownership interests in our Company will be diluted. Future issuances of our common stock or other securities convertible into shares of our common stock, or the perception that sales of securities may occur, could adversely affect the prevailing market price of our common stock in any market that develops for our stock and impair our ability to raise capital through future offerings of equity or equity-linked securities.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We will need to raise capital in the future to fund the growth of our Company. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval.

It may be more difficult to raise additional equity capital while the Warrants are outstanding.

During the term that the Warrants are outstanding, the holders of such Warrants will be given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while the Warrants are outstanding.

Our board of directors is authorized to issue preferred stock without obtaining stockholder approval.

Our certificate of incorporation authorizes the issuance of up to 2,000,000 shares of preferred stock with designations, rights and preferences that may be determined from time to time by the board of directors. Our board of directors is empowered, without stockholder to create and issue series of preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that the Company will not do so in the future.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We have not paid dividends on our common stock to date and do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to the development of our business and to increase our working capital. There can be no assurance that we will ever have earnings available to declare and pay cash dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

As of the date of this prospectus, there were 8,086,000 shares of common stock outstanding and warrants (including the Placement Agent Warrants) exercisable for an aggregate of 237,807 shares of common stock. In this registration statement, we are registering for public resale 1,567,812 shares of common stock, which includes all the shares of common stock issuable upon the exercise of the Warrants and the Placement Agent Warrants. All the shares of common stock outstanding as of the date of this prospectus that are not being registered in this registration statement, equal to 6,756,000 shares, are “restricted securities” as such term is defined in Rule 144. These shares of common stock, which are held by the stockholders of our Company prior to the Share Exchange and the former members of BTND prior to the Share Exchange, may not be sold unless they are registered under the Securities Act or they can be resold pursuant to Rule 144 under the Securities Act. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market after the legal restrictions on resale lapse, the market price of our common stock in any market that may develop for it could decline.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, or the Sarbanes Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, stock exchange listing requirements and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. If, notwithstanding our efforts to comply with new or changing laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. Further, failure to comply with these laws, regulations and standards may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members to serve on our board of directors or committees or as members of senior management. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Anti-takeover provisions in our certificate of incorporation and our bylaws and Delaware law could discourage a takeover.

Our certificate of incorporation and bylaws contain provisions that might enable our management to resist a takeover. These provisions include:

•	advance notice requirements applicable to stockholders for matters to be brought before a meeting of stockholders and requirements as to the form and content of a stockholder's notice;
•	a supermajority stockholder vote requirement for amending certain provisions of our certificate of incorporation and bylaws;
•	the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer;
•	a requirement that the authorized number of directors may be changed only by resolution of the board of directors;
•

allowing all vacancies, including newly created directorships, to be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, except with respect to directors which are selected by the holders of preferred stock then outstanding and as otherwise required by law;

•	limiting the forum for certain litigation against us to Delaware; and
•

limiting the persons that can call special meetings of our stockholders to our board of directors, the chairperson of our board of directors, the chief executive officer or the president (in the absence of a chief executive officer).

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These provisions might discourage, delay or prevent a change in control of our company or a change in our management. The existence of these provisions could adversely affect the voting power of holders of common stock and limit the price that investors might be willing to pay in the future for shares of our common stock. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an "interested" stockholder.

Our bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except, in each case, (A) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, employees, control persons, underwriters, or agents, which may discourage lawsuits against us and our directors, employees, control persons, underwriters, or agents. Additionally, a court could determine that the exclusive forum provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find these provisions of our amended and bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

Limitations on liability and indemnification matters.

As permitted by the corporate laws of the state of Delaware, our certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we will be required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. If we are required to indemnify, both for the costs of their defense in any action or to pay monetary damages upon a finding of a court or in any settlement, our business and financial condition could be materially and adversely affected.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

We could remain an “emerging growth company” for up to five years from the last day of our fiscal year in which the first sale of our common equity securities occurred pursuant to an effective registration statement under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

USE OF PROCEEDS

This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholders, including shares that may be issued upon the exercise of outstanding warrants held by them. We will not receive any proceeds from the sale of shares of our common stock in this offering. We may receive proceeds from the exercise of the Warrants and the Placement Agent Warrants, but cannot predict when or if the warrants will be exercised or if they are exercised for cash or on a cashless basis, and it is possible that such warrants may expire and never be exercised. To the extent we do receive any such proceeds they will be used to fund our working capital and for general corporate purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. Please refer to “Plan of Distribution.”

MARKET FOR OUR COMMON STOCK

Market Information

No public market currently exists for our common stock and a public market may never develop, or, if any market does develop, it may not be sustained.

As of the date of this prospectus, our common stock is held by 23 holders of record and we do not currently meet the initial listing standards of any national securities exchange or over-the-counter trading system. At such time as we satisfy all of the criteria for gaining admission to quotation on the OTCQB, including the number of round lots holders of our common stock, we will seek to identify a broker-dealer to file an application with FINRA for our common stock to be admitted to quotation on the OTCQB. Assuming we do identify such a market maker and satisfy the eligibility requirements, the quotation process could take several months. We cannot assure you that we ever will meet the initial listing standards of any national securities exchange or over-the-counter trading system, that a market maker will agree to file an application with FINRA, that such an application for quotation will be approved or, that if approved, a public market will develop for our common stock.

We will not seek to initiate a trading market for the Warrants.

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Holders

As of the date of this prospectus, there were 23 holders of record of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Its telephone number is (801) 274-1088 and its email address is action@actionstocktransfer.com.

Financial Statements

Our financial statements are included in this prospectus, beginning on page F-1.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock since our inception, and our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors. There are currently no restrictions that limit our ability to declare cash dividends on our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 11, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Fiscal Year

The Company’s fiscal year is a 52/53-week year, ending on the Sunday closest to December 31. Fiscal 2018 ended on December 30, 2018 and fiscal 2017 ended on December 31, 2017, both of which were 52-week years.

Introduction

We own and operate nine fast food restaurants, including eight Burger Time restaurants and one Dairy Queen restaurant, all of which are in the North Central region of the United States. Our Burger Time restaurants feature a wide variety of burgers and other affordably priced foods such as chicken sandwiches, pulled pork sandwiches, sides and soft drinks. Our Dairy Queen restaurant offers the established Dairy Queen menu consisting of burgers, chicken, sides, ice cream and other desserts, and a wide array of beverages. Our revenues are derived from the sale of food and beverages at our restaurants.

Our Burger Time operating principles include: (i) offering bigger burgers and more value for the money; (ii) offering a limited menu to permit attention to quality and speed of preparation; (iii) providing fast service by way of single and double drive-thru designs and a point-of-sale system that expedites the ordering and preparation process; and (iv) great tasting quality food made fresh to order at a fair price. Our primary strategy is to serve the drive-thru and take-out segment of the quick-service restaurant industry.

Our growth strategies includes possibly opening new Burger Time restaurants in existing and new markets. Currently, our new Burger Time restaurant economic model is based on three principles: a low capital investment, low conversion and incremental expenses and lean and disciplined operating efficiencies. For example, because we do not offer interior seating, our restaurant footprint is small, generally around 650 sq. ft., which can be situated on a parcel of real estate as small as 15,000 sq. ft (approximately 0.344 acres), which includes space for parking, outdoor seating and, in some restaurants, limited in-store seating.

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Operationally, we take several steps to maintain efficiency, including maintaining inventory of no more than approximately $5,000 per store at any given time (which also has the advantage of allowing for frequent deliveries of fresh food).

Our Burger Time investment model targets an average total cash investment of between $325,000 and $535,000, or an average of $425,000. Real estate and finance costs may vary materially by location but, assuming the average investment figure applies, the amount allocated to the purchase of real estate would be approximately $225,000. We would typically contribute 25% of the purchase price, or $56,250, in cash and the 75% balance, or $168,750, would be financed through third parties. These costs can fluctuate significantly, based on the number and timing of restaurant openings and the specific expenses incurred for each restaurant.

Historically, we acquired sites for restaurants that previously had been operated as a restaurant location, however, discontinued operations for any number of reasons. Purchasing properties such as these allows us to utilize the existing structure and remodel or renovate it to our specifications. We believe that we can convert these locations into Burger Time restaurants a meaningful cost savings relative to new restaurant construction. We believe that we can make these locations successful because we have developed a successful business model based on low capital requirements to construct and operate our restaurants. These low costs allow us to operate profitably where other fast food restaurants may not be able to because, for example, franchise fees may reduce the owner’s profits below what might be acceptable. Our ability to execute this property acquisition strategy is dependent upon favorable real estate prices. This strategy comprises many risks, including that the possibility that the previous operations failed to generate income prior to closing and we cannot assure you that we will be successful operating our restaurants at such locations at a profit.

Our average customer transaction increased by approximately 6% in the fiscal year ended 2018 compared to 2017. Our sales trends are influenced by many factors and the macroeconomic environment remains challenging for smaller restaurant chains as competition from the major fast-food hamburger-focused business has continues to intensify.

Growth Strategy and Outlook

As disclosed elsewhere in this prospectus, we are focused on growing our business and building value for our shareholders. We are seeking to increase value for our shareholders in the foodservice industry. We expect to pursue the acquisition of multi-unit restaurant concepts and individual restaurant properties at attractive multiples of earnings. Once acquired, we will operate the business or businesses with a shared central management organization. Assuming we are successful in acquiring an operating business, following the acquisition, we expect to pursue growth strategies to both expand the number of locations and to increase comparable store sales and profits.

Our business plan is to grow through acquisitions in the foodservice industry. In addition, we may develop additional Burger Time locations through the acquisition and conversion of existing properties. We also expect to identify and complete acquisitions of existing restaurant units and multi-unit chains which could be operated and expanded through the addition of new locations.

Our growth strategy is predicated upon (i) building or acquiring new restaurants, (ii) growing comparable restaurant sales and profits, and (iii) quickly and cost-effectively scaling our growth while leveraging our corporate services.

We believe that we will have opportunities to acquire new restaurant businesses. We intend to follow a disciplined strategy of evaluating acquisition opportunities to determine the operations are in markets meeting our demographic, real estate and investment criteria. Our ability to successfully evaluate an acquisition opportunity and to understand the competitive landscape of a new market will be critical in making a successful acquisition. Additionally, our ability to identify, recruit and hire both salaried and hourly staff will impact our ability to expand as will changes in the legal environment, including increases to the minimum wage, could impact our ability to expand into certain areas. Further, we believe that there has been an oversaturation of restaurants in certain areas which could decrease the number of markets that we believe will be attractive to expand into. Even if we can acquire restaurants, the new restaurants, and our company, will be subject to various risks, some of which, including factors impacting our customers, such as declining economic conditions, are entirely out of our control. We will seek to quickly and cost-effectively scale our growth by leveraging our general and administrative costs.

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Results of Operations

The following table sets forth, for the years indicated, our Consolidated Statements of Operations expressed as percentages of total revenues. The fiscal years presented consist of 52 weeks for both fiscal 2018 and for fiscal 2017. Percentages below may not reconcile due to rounding.

	Fiscal Year			12 Weeks Ended,
	2018	2017	March 31, 2019	April 1, 2018
Revenues	100.0%	100.0%	100%	100%

Restaurant operating costs (excluding depreciation and amortization)
Cost of sales – food and paper	40.2	39.7	40.6	40.3
Labor costs	31.7	32.1	35.3	35.3
Occupancy and operating	16.7	16.7	19.8	19.1
General and administrative	7.9	9.6	9.3	8.5
Depreciation and amortization	3.2	2.9	4.3	4.2
(Gain) on sale of property and equipment	(2.2)	0.0	0.0	0.0
Total other costs and expenses	97.5	101.0	109.3	107.5
Income (loss) from operations	2.5	(1.0)	(9.3)	(7.5)

Interest expense	(2.5)	(2.6)	(3.1)	(3.1)

Net income (loss)	0.0	(3.6)	(12.4)	(10.6)

52 Week Period Ended December 30, 2018 (Fiscal 2018) compared to the 52 Week Period Ended December 31, 2017 (Fiscal 2017)

Net Revenues:

Net sales for Fiscal 2018 decreased $59,004 or (.8%) to $7,051,468 from $7,110,472 in Fiscal 2017. The decrease in sales was the result of strong “honeymoon” period for the Richmond, Indiana location followed by a significant slowdown in the pace of sales in 2018.

Restaurants’ sales for Fiscal 2018 ranged from a low of $476,000 to a high of $872,000 and average sales for each Burger Time unit during the period was approximately $698,000.

Costs of Sales - food and paper

Cost of sales - food and paper for Fiscal 2018 increased just slightly to $2,835,757 (40.2% of restaurant sales) from $2,828,757 (39.7% of restaurant sales) in Fiscal 2017. This increase was mainly due to a slight increase in average beef prices of approximately 2% to an average of $2.22 per pound in 2018 and by the higher costs associated with the Richmond, Indiana location which we closed at the end of 2018.

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Restaurant Operating Costs

Restaurant operating costs (which refer to all the costs associated with the operation of our restaurants, but do not include general and administrative costs and depreciation and amortization) as a percent of restaurant sales were 88.6% for both Fiscal 2018 and for Fiscal 2017. This was due primarily to matters discussed in the “Cost of Sales,” “Labor and benefits Costs,” “Occupancy and Other Operating Cost” and “Depreciation and Amortization Costs” sections below. The changes in restaurant-level costs from Fiscal 2017 to Fiscal 2018 are explained as follows:

Fiscal Year ended
Restaurant operating costs for the period ended December 31, 2017	$6,301,753
Increase in cost of sales - food and paper	7,747
Decrease in labor cost	(45,909)
Decrease in occupancy and operating	(14,473)
Restaurant operating costs for the periods ended December 30, 2018	$6,249,118

Labor Costs

For Fiscal 2018, labor and benefits costs decreased $45,909 to $2,237,378 (31.7% of restaurant sales) from $2,283,287 (32.1% of restaurant sales) in Fiscal 2017. The Company benefited from virtually no turnover in its unit restaurant management which tends to cause unfavorable variations in Labor Costs. Payroll costs are semi-variable in nature, meaning that they do not decrease proportionally to decreases in revenue, thus they increase as a percentage of restaurant sales when there is a decrease in restaurant sales.

Occupancy and Other Operating Costs

For Fiscal 2018, occupancy and other costs were virtually unchanged at 23.2% or $1,175,983 compared to $1,190,456 (23.0% of restaurant sales in Fiscal 2017).

Depreciation and Amortization Costs:

For Fiscal 2018, depreciation and amortization costs increased 8.8% or $18,360 to $227,514 (3.2% of sales) from $209,154 (2.9 % of sales) in Fiscal 2017. Depreciation costs primarily increased due to the addition or the Richmond, Indiana restaurant in 2017.

General and Administrative Costs

General and administrative costs decreased 20.7% or $129,272 from $621,650 (8.7% of sales) in Fiscal 2017 to $492,378 (7.0% of sales) in Fiscal 2018. The decrease in general and administrative costs is primarily attributable to approximately a $40,000 decrease in accounting/bookkeeping fees related to a change in the outside service provider utilized by the Company, increase in corporate payroll cost of approximately $4,000 and a decrease in legal and professional costs of approximately $97,000 as professional fees and expenses associated with the Company’s capital raising activities were deducted from the proceeds of the 2018 Private Offering.

Income from Operations

Income from operations was $82,457 in Fiscal 2018 compared to a loss from operations of $22,085 in Fiscal 2017. The change in income from operations in Fiscal 2018 compared to Fiscal 2017 was due primarily to matters discussed in the “Net Revenues” and “Restaurant Operating Costs” sections above, as revenues decreased $59,004 in Fiscal 2018 offset by the decrease in general and administrative expense of $129,272 resulting the increase in income from operations.

Interest expense

For Fiscal 2018, our interest expense decreased $13,827 to $176,955 (2.5% of restaurant sales) from $190,782 (2.6% restaurant sales) in Fiscal 2017.

Gain on Sale of Property and Equipment

In Fiscal 2018, we concluded not to develop a property located in St. Louis, Missouri and the property was sold in 2018 for a gain of $158,358.

Net Income (loss)

The net loss was $20,803 for Fiscal 2018, compared to a loss of $254811 in Fiscal 2017. The change from Fiscal 2017 to Fiscal 2018 was primarily attributable to the matters discussed in the “Net Revenues,” “Restaurant Operating Costs,” “General and Administrative Costs,” and “Gain on Sale of Property and Equipment” sections above due to the matters discussed above.

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Restaurant-level EBITDA:

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses restaurant-level EBITDA, which is not a measure defined by GAAP. This non-GAAP operating measure is useful to both management and, we believe, to investors because it represents one means of gauging the overall profitability of our recurring and controllable core restaurant operations. This measure is not, however, indicative of our overall results, nor does restaurant-level profit accrue directly to the benefit of stockholders, primarily due to the exclusion of corporate-level expenses. Restaurant-level EBITDA should not be considered a substitute for, or superior to, operating income loss, which is calculated in accordance with GAAP, and the reconciliations to operating income set forth below should be carefully evaluated.

We define restaurant-level EBITDA as operating income before pre-opening costs, general and administrative costs, depreciation and amortization and impairment charges. Pre-opening costs are excluded because they vary in timing and magnitude and are not related to the health of ongoing operations. General and administrative costs are excluded as they are generally not specifically identifiable to restaurant specific costs. Depreciation and amortization and impairment charges are excluded because they are not ongoing controllable cash expenses, and they are not related to the health of ongoing operations.

	Fiscal Year
	2018	2017
Revenues	$7,051,468	$7,110,472
Reconciliation:
Income (loss) from operations	82,457	(22,085)
Depreciation and amortization	227,514	209,154
General and administrative, corporate level expenses	492,378	621,650
Restaurant-level EBITDA	802,358	808,719
Restaurant-level EBITDA margin	11.3%	11.4%

12 Week Period Ended March 31, 2019 (Fiscal 2019) compared to the 12 Week Period Ended April 1, 2018 (Fiscal 2018):

Net Revenues:

Net revenues (or net sales) for Fiscal 2019 decreased $73,472 or (5.1%) to $1,377,833 from $1,451,305 in Fiscal 2018. The decrease in revenues was primarily due to unfavorable weather in the Midwest where late season cold weather and late season snowfall adversely impacted sales versus the same period in the prior year.

Per store sales for the 12-week period ending March 31, 2019 ranged from a low of $98,000 to a high of $182,000 and averaged $145,000 during the 2019 period in the same period of 2018 the average sales per store was $145,000 with a high of $195,000 and a low of $98,000.

Costs of Sales - food and paper

Cost of sales - food and paper for Fiscal 2019 decreased just slightly to $560,271 (40.7% of restaurant sales) from $586,261 (40.4% of restaurant sales) in Fiscal 2018. This decrease in the cost of sales is mainly due to a decrease of $73,472 of sales during the same time period, as discussed above. This increase in cost of sales as a percent of restaurant sales is primarily due to more aggressive menu discounting in 2019.

Restaurant Operating Costs

Across all Company restaurants, restaurant operating costs (which refer to all the costs associated with the operation of our restaurants, but do not include general and administrative costs) as a percent of restaurant sales were 89.2% for Fiscal 2019 compared to 90.3% for Fiscal 2018. This was due primarily to matters discussed in the “Cost of Sales,” “Labor and benefits Costs,” “Occupancy and Other Operating Cost” and “Depreciation and Amortization Costs” sections below. The changes in restaurant-level costs from Fiscal 2018 to Fiscal 2019 are explained as follows:

Occupancy and Other Operating Costs

For Fiscal 2019, occupancy and other costs decreased 7.8% or $10,450 to $123,422 (8.9% of restaurant sales) from $133,872 (9.2% of restaurant sales) in Fiscal 2018.

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Income from Operations

Loss from operations was $129,177 in Fiscal 2019 compared to a loss from operations of $113,891 in Fiscal 2018. The first quarter is a seasonally slower quarter and the results comparing 2019 and 2018 were very similar except for the decrease in sales resulting from poor spring weather in 2019.

Liquidity and Capital Resources

Our primary sources of liquidity are cash from operations, cash on hand and cash from debt financings (as described below). The consolidated financial statements have been prepared on a going concern basis. For the year December 31, 2017, the Company incurred a net loss of $254,851. Cash flow provided by operating activities was $293,360 for the fiscal year ended December 31, 2017. At December 31, 2018, the Company had $663,511 in cash and working capital deficit of $58,780. The purchase of the West St. Paul location, combined with a first quarter loss of $170,473 reduced the cash on-hand to $574,330 at March 31, 2019 and the Company had a working capital deficit of $113,460 at that date. A cash flow forecast for the next 12 months prepared by management indicates that the Company will have enough cash assets to meet all its obligations for a year from the issuance of these consolidated financial statements. During fiscal 2018, we raised an aggregate of $139,000 from debt financings and have an aggregate of $3,770,425 in debt outstanding.

In December 2016, the Company entered into an Agreement with Maxim Group, LLC to act as the Company’s Placement Agent for and equity offering and to assist the Company in identifying potential merger opportunities with both private and public companies. On July 30, 2018, the Company closed a private placement for a net amount of approximately $492,000 and completed the Share Exchange with an entity previously controlled by Maxim Group, LLC.

The Company is pursuing an additional financing and has advanced legal fees of $40,000 toward completing and filing documents which may be required. This amount is included as a prepaid offering cost in the balance sheet at December 30, 2018.

Our primary requirements for liquidity are to fund our working capital needs, capital expenditures, and general corporate needs, as well as to invest in or acquire companies that are synergistic with or complimentary to our business. Our operations do not require significant working capital and, like many restaurant companies, we generally operate with negative working capital. We anticipate that working capital deficits may be incurred in the future and possibly increase.

Our restaurant sales are primarily received in cash or by credit card and our restaurant operations do not require significant inventories or receivables. In addition, we receive trade credit for the purchase of food, beverages and supplies, reducing the need for incremental working capital to support growth. Based on current information, we believe that we will have enough capital to meet our long-term debt obligations, working capital and recurring capital expenditure needs in fiscal 2019; however, our projections of future cash needs and cash flows may differ from actual results. If cash that may be generated from our business operations is insufficient to continue to operate our business, we may be required to obtain more working capital. We may seek to obtain additional working capital following this offering through sales of our equity securities or through bank credit facilities or public or private debt from various financial institutions where possible. We cannot be certain that additional funding will be available on acceptable terms, or at all. The working capital deficit and debt outstanding could cause substantial doubt about the Company’s ability to continue as going concern, but our plans indicate that the Company can meet its working capital needs through 2019. If we do identify sources for additional funding, the sale of additional equity securities or convertible debt could result in dilution to our shareholders. Additionally, the sale of equity securities or issuance of debt securities may be subject to certain security holder approvals or may result in the downward adjustment of the exercise or conversion price of our outstanding securities. We can give no assurance that we will generate sufficient cash flows in the future to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available or would be approved by our security holders, if needed, on favorable terms or at all. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition. Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which would significantly harm the business and development of operations.

No adjustments have been made relating to recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company not continue as a going concern.

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Qualitative and Quantitative Disclosure about Market Risk

Commodity Price Risk

We are subject to volatility in food costs as a result of market risk associated with commodity prices. Our ability to recover increased costs through higher pricing is, at times, limited by the competitive environment in which we operate. We do not enter into pricing agreements with any of our suppliers to manage these risks. Beef is our largest single food purchase and the price we pay for beef fluctuates weekly based on beef commodity prices. We do not currently manage this risk with commodity future and option contracts. A ten percent increase in the cost of beef would result in approximately $98,000 of additional food costs for the Company annually.

Seasonality and Inflation

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically slightly lower in the first and fourth quarters due to holiday closures and the impact of cold weather at all our locations. Adverse weather conditions may also affect customer traffic, especially in the first and fourth quarters, when customers do not use our outdoor seating areas, which impacts the use of these areas and may adversely affect our revenue.

Management does not believe that inflation has had a material effect on income during the 2013 or 2014 fiscal years. Increases in food, labor or other operating costs could adversely affect the Company’s operations. In the past, however, the Company generally has been able to increase menu prices or modify its operating procedures to substantially offset increases in its operating costs.

Known Trends and Uncertainties

The cost of food has increased over the last two years; however, we expect prices to remain stable or decrease slightly in 2019. Beef costs decreased by approximately 2% in 2018 and increased by 12% in 2017. The Company did not implement a menu price increase in fiscal 2018. Given the competitive nature of the fast food burger restaurant industry, it may be difficult to raise menu prices to fully cover future cost increases, but to the extent permitted by competition, we may implement additional menu price increases if deemed necessary. Additional margin improvements may have to be made through operational improvements, equipment advances and increased volumes to help offset these cost increases, due to the competitive state of the quick-service restaurant industry.

Labor will continue to be a critical factor in the foreseeable future. In most areas where we operate our restaurants, there is a shortage of suitable labor. For example, in North Dakota and South Dakota, labor is at a premium driven by high demand for workers in the oil industry which has experienced a boom over the last several years. This has resulted in higher wages as the competition for employees intensifies, not only in the restaurant industry, but in practically all retail and service industries. It is crucial for the Company to develop and maintain programs to attract and retain quality employees.

Increases in the federally and state mandated minimum wage may also impact our operations. Over the last several years, there has been a movement in Washington, D.C. and various states to increase the minimum wage to $15 per hour. In North Dakota, the minimum wage is set at the federally mandated minimum wage of $7.25 per hour and the rates are annually adjusted to reflect any increase in cost of living. South Dakota has established a minimum wage of $9.10 per hour which is annually adjusted to increase with the cost of living. Minnesota's minimum-wage rate for small employers, such as us, is $8.04 per hour.

We have incurred increases in energy prices, including fuel and utilities, in recent history, as have most retail businesses. Continued increases in the cost of fuel and energy may be difficult to offset with additional menu price increases and could have an adverse effect on our business and operations.

Due to the competitive nature of the restaurant industry, site selection continues to be challenging as the number of businesses vying for locations with similar characteristics increases. This will likely result in higher purchase and occupancy costs for prime locations.

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The cost of construction has also increased in recent history. We expect that costs to construct new restaurants in our existing and contiguous markets will be more expensive than several years ago but we expect to achieve higher restaurant sales volumes and/or margin improvements to offset these or addition construction cost increases. Construction cost increases could have an adverse effect on our business and operations, particularly for new restaurant development.

We expect that the development of a franchise program will require significant financial and personnel resources. We could expend such capital and not realize the anticipated return on our investment in the program.

Our business is subject to a wide range of federal, state and local regulations, which are subject to change in ways we cannot now anticipate. We are uncertain as to the effect, if any, that changes in the regulatory environment may have on our Company.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

Recently Issued and Adopted Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 1 to our consolidated financial statements appearing at the end of this prospectus.

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OUR BUSINESS

Overview of Operations

We own and operate eight Burger Time restaurants and a Dairy Queen franchise. Our “Burger Time” restaurants feature a variety of burgers and other affordably priced foods such as chicken sandwiches, pulled pork sandwiches, sides and soft drinks. Our DQ restaurant serves the menu developed by DQ and sold across the country. We believe that our restaurants appeal to a broad range of consumers. We serve customers by way of a single or double drive-thru format and walk up windows. We generally do not offer interior seating but provide outdoor seating areas and parking areas for customer use. Our Burger Time restaurants are located in the upper Midwest, including four restaurants in North Dakota, two in South Dakota and two Minnesota, and our Dairy Queen franchise is located in Minnesota.

Our Burger Time operating principles include: (i) offering bigger burgers and more value for the money; (ii) offering a limited menu to permit the maximum attention to quality and speed of preparation; (iii) providing fast service by way of the single or double drive-thru design and a point-of-sale system at some of our restaurants that expedites the ordering and preparation process; and (iv) great tasting quality food made fresh to order at a fair price. Our primary strategy is to serve the drive-thru and take-out segment of the quick-service restaurant industry.

We operate in the fast food hamburger category of the QSR segment of the restaurant industry. The QSR segment comprises fast food restaurants characterized by limited menus, limited or no table service and fast service. In the United States, the QSR segment is the largest segment of the restaurant industry and has demonstrated growth over a long period of time. In 2018, QSRs represented 80 percent of total commercial foodservice visits in the United States and every day about 50 million Americans eat fast food. In 2017, this segment generated $290 billion in revenue in the U.S., making it the largest segment of the restaurant industry.

Our Corporate History

BT Brands, Inc. was incorporated as Hartmax of NY, Inc. in the State of Delaware in January 2016, with nominal assets and no operations, and, until the Share Exchange described below, was majority-owned by affiliates of the placement agent in the 2018 Private Placement. Upon the closing of the 2018 Private Placement, the Company and BTND, LLC, a Colorado limited liability company, which we refer to as BTND, entered into a Share Exchange Agreement whereby the members of BTND exchanged all of their membership interests in BTND for shares of our common stock, comprising 85.9% of Burger Time’s outstanding shares, without giving effect to the sale of any securities sold in the 2018 Private Placement. Two affiliates of the placement agent in the 2018 Private Placement held 11.7% of the common stock, without giving effect to the sale of any securities sold in the 2018 Private Placement. After giving effect to the Share Exchange, the Company became the sole member of BTND and BTND’s managing member, Gary Copperud, became the chief executive officer of the Company, and BTND became a wholly owned operating subsidiary of the Company.

On June 13, 2019, the Company amended and restated its certificate of incorporation to change the corporate name to “BT Brands, Inc.” and to adopt certain provisions that are consistent with its status as a public company. On June 13, 2019, the Company adopted amended and restated bylaws also to reflect the Company’s status as a public company.

The Burger Time brand originated in August 1987 with the opening of the first restaurant in Fargo, North Dakota. Over the next five years, several additional Burger Time restaurants were opened and remain in operation in Minnesota, North Dakota and South Dakota. In 2005, the restaurant group was sold to STEN Corporation, a public company of which Kenneth Brimmer, our Chief Operating Officer and Chairman, and Gary Copperud, our Chief Executive Officer and a member of our board of directors, were and remain affiliates. In May 2007, BTND purchased the assets of the Burger Time restaurants and has maintained control of those assets since. Gary Copperud has been the managing member of BTND since the acquisition in 2007. The Company currently operates through BTND and its subsidiaries.

Since 2007, BTND from time to time sold restaurant assets, including the real property, for a profit, necessitating the closing of the stores located on the respective properties, and has closed two other stores upon the expiration of the leaseholds on which they were located. In December 2018, BTND closed a store located in Richmond Indiana, but have not closed any Burger Time restaurants since 2011.

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The Company historically focused on growth through asset purchases of locations previously utilized and since vacated by other chains. After purchasing these properties, we remodel or reconstruct, as necessary, the pre-existing structure to our specifications. Since the fall of 2018 we have modified our growth strategy to encompass the acquisition of one or more existing restaurants or restaurant chains.

Burger Time Restaurants

Menu

At our Burger Time restaurants, we seek to give our customers more good food for their money and to give it to them “hot ‘n fresh.”

Our Burger Time restaurants feature a wide variety of juicy, flame broiled burgers that we refer to as “Bigger Burgers” because they are made with 25% more meat and are larger in diameter than the typical quarter pound burger offerings served by our competitors. Our burgers are custom made to our specifications by our supplier, with no fillers, only beef and salt. Each burger is made to a customer’s individual order, so they are served hot and fresh. Burger favorites include a mushroom Swiss burger, a jalapeno burger, and a full pound burger to satisfy the heartiest appetite. Other entrees include chicken sandwiches, pulled pork sandwiches and chicken chunks. Our burgers and sandwiches are served on fresh buns and are topped with generous helpings of top-tier condiments. We offer an array of traditional and signature sides, many of which have evolved into regional favorites, such as large cut battered onion rings, cheese curds, fried pickle spears and chicken fries. We also offer soft drinks and other reasonably priced food and beverage items. From time to time, we offer specialty sandwiches and wraps at similar price points. Our limited menu is designed to deliver quality across all products, a high taste profile and unmatched speed of delivery.

Our objective is to serve customers within 60 seconds of their arrival during the peak day parts of lunch and dinner and within 3 minutes at other times. We can achieve this based on our single and double drive-thru format and on our integrated restaurant design and equipment lay-out that allows us to deliver exceptional food with fast service times. Several of our restaurants have a computerized point-of-sale system which displays each item ordered on a monitor viewed by food and drink preparers. This enables the preparers to begin filling an order before the order is completed and totaled, thereby increasing the speed of service to the customer and the number of sales per hour.

One of our key operating strategies is to purchase most of our food items in single serving sizes, which allows us to minimize inventory and storage requirements and that mandates frequent deliveries, which ensures that our food is always fresh.

Our restaurants are generally open from 10 am to 10 pm seven days a week, for lunch, dinner and late-night snacks and meals.

We believe that our restaurants appeal to a broad spectrum of consumers but we appeal to consumers who appreciate the size and variety of our burgers, the value for the money proposition offered by our bigger burgers and the speed and efficiency offered by our single and double drive-thru windows.

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Locations

The table below provides basic information about each of our restaurants.

Location	Open Since	Building (Approx. Sq. Ft.)	Land (Sq. Ft.)	Real Estate Owner	Restaurant Business Owner
Fargo, North Dakota	1987	600	35,000	BTND, LLC	BTND, LLC
Grand Forks, North Dakota	1989	650	29,580	BTND, LLC	BTND, LLC
Waite Park, Minnesota	1989	700	17,575	BTND, LLC	BTND, LLC
Bismarck, North Dakota	1989	600	30,750	BTND, LLC	BTND, LLC
Sioux Falls, South Dakota	1991	650	17,688	BTND, LLC	BTND, LLC
Sioux Falls, South Dakota (1)	1991	650	15,000	Leased	BTND, LLC
Minot, North Dakota	1992	800	33,600	BTND, LLC	BTND, LLC
Ham Lake, Minnesota (2)	2015	1,664	31,723	BTND DQ, LLC (4)	BTND DQ, LLC (3)
West St. Paul, Minnesota (4)	2016	1,020	18.280	BTND, LLC	BTND, LLC
Richmond, Indiana (5)(6)	held for sale	1,062	23,086	BTND IN, LLC (4)	BTND, LLC
Hazelwood, Missouri (6)	held for sale	1,566	51,386	BTND MO, LLC (5)	BTND MO, LLC (5)(6)
___________

(1)	Leased from a third party.
(2)	Dairy Queen franchise.
(3)	Restaurant operations are 99% owned by BTND, LLC and 1% owned by current restaurant manager.
(4)	100% owned by BTND, LLC.
(5)	Restaurant operations closed in December 2018.
(6)	Property for sale.

We own the real estate on which all but one of our nine operating restaurants are situated. We lease the property on which one of our Sioux Falls, South Dakota restaurants is situated. The Sioux Falls location is leased on a month-to-month basis, for which we pay monthly rent of $1,600 to a third party.

All our owned properties are subject to mortgages secured by our real and personal property. At the end of fiscal 2018, we had $3.77 million in outstanding promissory notes payable on our owned locations. Interest on most of the notes is fixed at 4.75%, though two of our smaller notes have a fixed rate of 5.50%. One of the notes has an adjustable rate based on the five-year Treasury Note rate in 2021, with a floor of 4.00%. In addition to its being secured by the restaurants and other property at the sites, each note is also personally guaranteed by Gary Copperud, our Chief Executive Officer.

Our restaurants are in commercial and mixed-use zoning districts, where our target customers work, which positions the restaurants for lunch and dinner visits.

Burger Time Restaurant Design

Our Burger Time units are free-standing facilities with single or double drive-thru capability and walk-up service windows. The menu, store layout and equipment are designed to work together to allow us to offer exceptional food with fast service times. This integrated design allows for maximum food output with minimal labor.

Burger Time stores have a highly visible, distinctive and uniform look that is intended to appeal to customers of all ages. Historically, Burger Time stores have ranged from 600 to 800 sq. ft., though some of our recent stores have been larger, from approximately 1,000 to 1,650 sq. ft. Regardless of its size, each restaurant has been designed for maximum financial and operational efficiency, with only four employees required to effectively staff it. As a result of their small size, our restaurants can be constructed on as little as 15,000 square feet of land. As a result of the small size of the structure, our restaurants generally require a smaller capital investment and have lower occupancy and operating costs per restaurant than traditional quick-service competitors. The size of the facility also permits somewhat greater flexibility with respect to the selection of prospective sites for restaurants.

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Our Burger Time design encompasses a tidy red and white structure and features distinctive a single drive thru window or double drive thru windows, one on each side. The roof overhangs to protect the drive thru windows from the weather. A walk-up service window is situated at the front of each restaurant. Our design and color scheme are intended to convey a message of “clean and fast” to the passing motorist. Our restaurants do not provide an interior dining area but offer parking and a patio for outdoor eating.

Staffing

Each restaurant is staffed with twelve to sixteen employees, including a manager, and an assistant manager. Work shifts are staggered and vary in length of time to ensure superior customer service during our busiest times. We are focused on customer service and we seek to staff our stores with personnel who are friendly, and customer focused.

We have been fortunate to have enjoyed a long relationship with many of the managers of our restaurants, several of whom have been with Burger Time more than seven years. We will seek to establish similar relationships with the managers joining us in the future.

Our highly experienced managers train new assistant managers over a period of several months in all facets of a restaurant’s operations. Other personnel can be trained in a matter of days.

Our manager training stresses food quality; fast, friendly customer service; restaurant cleanliness; and proper management operations of a quick service restaurant. We also focus on food safety and sanitation, employment laws and regulations, and systems to control food and labor costs.

Our managers and assistant managers are full time employees. We support our managers by offering competitive wages and benefits, including an incentive bonuses tied to sales performance for each quarter. Most other staff members are part time employees.

Our future growth and success are highly dependent upon our ability to attract, develop and retain qualified restaurant management and hourly staff members, which may be challenging.

Restaurant Reporting

Each restaurant has a computerized point-of-sale system monitored by the management of the restaurant. With this system, managers can monitor sales, labor, customer counts and other pertinent information. This information allows a manager to better control labor utilization, inventories and operating costs. Information is reported up to our corporate staff where it is analyzed to maximize cost efficiencies in food and labor costs and inventories and customer counts on a weekly basis and profit and loss statements and balance sheets on a monthly basis.

The general manager of each restaurant reports directly to our President, who oversees all aspects of restaurant operations including kitchen operations, restaurant facility management, new restaurant openings and the roll-out of key operational initiatives. All our restaurants prepare detailed monthly operating budgets and compare their actual results to their budgets.

Purchasing and Distribution

We purchase most of our food, paper, packaging and related supplies from Sysco Corporation, the nation’s largest distributor of food products. Sysco distributes these supplies to our restaurants on a frequent and routine basis. Typically, our inventory of supplies is never more than $5,000 at any restaurant. This ensures that our food is consistently fresh and frees cash flow for other purposes. Our agreement with Sysco expires on June 3, 2020. We have customarily entered into a new agreement with Sysco every two years. Either party may terminate the agreement after the initial year with 180 days’ notice or in the event of a material breach that is not cured within 60 days. The agreement may be terminated by Sysco in the event that we fail to pay any amounts owed, or if, in Sysco’s sole judgment, either our financial position deteriorates materially or Sysco becomes aware of circumstances that would materially impact our ability to meet our financial obligations.

We are party to a five-year exclusive beverage service agreement under which we have agreed for most locations to purchase our beverages, other than coffee, tea or milk, from Pepsi-Cola Bottling of Fargo., through December 22, 2020. Under this agreement, Pepsi provides to us economic incentives for being an exclusive supplier and provides beverage-dispensing equipment free of charge. Either party may terminate the agreement in the event of a material breach that is not cured within 30 days.

Beef is our largest product cost item and is expected to remain such for the foreseeable future. Fluctuations in supply and prices can significantly impact our financial results.

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Marketing and Advertising

Our marketing efforts for Burger Time are intended to convey the principles that we believe attract our core customers – we provide our patrons with more good food for their money by offering them “a bigger burger” and we give it to them “hot ‘n now.”

To date, our marketing and advertising spend has been allocated to advertisements in newspapers and radio in the geographic areas in which our restaurants are located. In addition, we have employed product discount coupons, live remote broadcasts, customer contests and direct mailings. We also utilize marketing incentives from our suppliers whenever possible. Increasingly, we deploy social media tools, such as Facebook, to promote our brand and local stores. Increasingly, we deploy social media tools, such as Facebook, to promote our brand and local stores. Collectively, however, our marketing-related expenditures to date have historically comprised less than 1% of our net revenues.

We believe our restaurant sales have traditionally, and generally, been derived from drive-by traffic and dedicated return visits from loyal customers. However, we recognize that as we expand our restaurant base, our marketing and advertising expenditures will need to increase commensurately. We further expect that as we open new restaurants in existing geographic areas, we will be able to take advantage of operating and marketing efficiencies resulting from the “clustering” of our restaurants.

We expect to develop and deploy a more sophisticated marketing campaign, including an expanded social media presence, intended to build consumer brand awareness of our restaurants.

Dairy Queen Franchise

In October 2015, we acquired a 99% ownership interest in a Dairy Queen franchise in Ham Lake, Minnesota. The remaining 1% ownership interest in the franchise is owned by an unrelated third party who possesses certain Dairy Queen qualifications and whose ownership is required under the operating agreement with the franchisor. While we viewed the acquisition primarily as a business opportunity, we also believed that our proprietary Burger Time operations would benefit from senior management’s exposure to Dairy Queen’s product offerings and from our store managers’ participation in Dairy Queen’s training program.

Because we are a franchisee, we are party to a franchise agreement with Dairy Queen that, among other things, restricts our menu offerings at this location to the established Dairy Queen menu and severely limits our flexibility in the operating model we may employ at this location. Specifically, we are prohibited from selling any Burger Time items at this franchise and, other than in this Offering, may not market this restaurant as a part of our Burger Time family. For additional information about the limitations imposed on us at this restaurant by our franchise agreement, please see “RISK FACTORS— We currently own and operate a Dairy Queen franchise and are subject to the obligations and limitations imposed by our franchise agreement, and we may experience an adverse financial effect should the franchise agreement be terminated” appearing on page 41.

We have no plans at this time to enter into any other franchise agreements with Dairy Queen or any other national chain of restaurants, as we believe our profitable future can best be realized by expanding the Burger Time brand or by acquiring a small QSR chain. However, should we become aware of another attractive opportunity to assume control of a franchise, we may consider it.

Burger Time Restaurant Economic Model

Our new restaurant economic model is based on three principles: a low capital investment, low conversion and incremental expenses and lean and disciplined operating efficiencies. For example, in the case of our Burger Time locations, because we do not offer interior seating, our restaurant footprint is small, generally around 650 sq. ft., which can be situated on a parcel of real estate as small as 15,000 sq. ft (approximately 0.344 acres), which includes sufficient space for parking and outdoor seating. While some of our newer restaurants have been larger, enabling us to offer some limited in-store seating, our basic model remains the same and our real estate costs, whether we purchase or lease, remain relatively low.

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Operationally, we take several steps to maintain efficiency, including maintaining inventory of no more than approximately $5,000 per store at any given time (which also has the advantage of allowing for frequent deliveries of fresh food).

Our current Burger Time restaurant investment model targets an average total cash investment of between $325,000 and $535,000, or an average of $425,000. Real estate and finance costs may vary materially by location but, assuming the average investment figure applies, the amount allocated to the purchase of real estate would be approximately $225,000. We would typically contribute 25% of the purchase price, or $56,250, in cash and the 75% balance, or $168,750, would be financed through third parties. We believe that owning the land is a financially sound investment and we intend to pursue this strategy for so long as economic conditions allow.

Restaurant opening expenses include both asset development directly related to the conversion of new restaurants and incremental out-of-pocket costs incurred prior to opening. The table below captures these expenses:

Fixtures and remodeling:	$150,000
Equipment and machines:	$25,000
Initial inventory:	$2,000
Hiring and training and related costs:	$10,000
Grand opening advertising:	$15,000
Security deposits, utility deposits, business licenses, attorneys’ fees and prepaid expenses, including insurance and miscellaneous expenses:	$11,000

These costs can fluctuate significantly, based on the number and timing of restaurant openings and the specific expenses incurred for each restaurant.

We generally seek to acquire sites for new restaurants that previously had been operated as QSRs but that discontinued operations for any number of reasons. Our experience shows that there are a number of these sites with improvements available for purchase at favorable prices, in some cases below replacement cost. If we purchase properties such as these, we may be able to utilize the existing structure and remodel or renovate it to our specifications. We believe that we can convert these locations into Burger Time restaurants quickly and at meaningful cost savings relative to new restaurant construction. We believe that we can make these locations successful because we have developed a successful business model based on low capital requirements to construct and operate our restaurants. These low costs allow us to operate profitably where other fast food restaurants may not be able to because, for example, franchise fees may reduce the owner’s profits below what might be acceptable to us.

Based on our experience, we believe that our new restaurants may require six to nine months after opening, or more, to achieve their targeted restaurant-level sales and operating margin due to cost of sales and labor inefficiencies, especially with respect to restaurants that we open in new geographic areas. If we open restaurants in new and untested markets, achieving targeted restaurant-level sales may take longer since the local population will not be familiar with our food and it will take time to build brand awareness. How quickly new restaurants achieve their targeted sales and operating margin depends on many factors, including the level of consumer familiarity with our brand when we enter new markets, as well as the availability of experienced managers and other staff. However, every restaurant has a unique opening sales pattern, and this pattern is difficult to predict. As a result, a significant number of restaurant openings in any single fiscal quarter, along with their associated opening expenses, could have a significant impact on our consolidated results of operations for that period. We believe that by a restaurant’s second full year of operations, we can achieve an annualized cash-on-cash return of approximately 30% of our investment on new restaurants, although there is no assurance that this target will be met.

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Growth Strategy

We are seeking to increase value for our shareholders in the foodservice industry. We expect to pursue the acquisition of multi-unit restaurant concepts and individual restaurant properties at attractive multiples of earnings. Once acquired, we will operate the business or businesses with a shared central management organization. Assuming we are successful in acquiring an operating business, following the acquisition, we expect to pursue a growth plan to both expand the number of locations and to increase comparable store sales and profits. Among the possible growth strategies, we may acquire operating assets where a franchise rollout of the acquired foodservice business is concluded by management to be the most appropriate growth plan. Management of a franchise business will expose the Company to additional risks that we do not currently face.

Our business plan is to grow through acquisitions in the foodservice industry. In addition, we may develop additional Burger Time locations through the acquisition and conversion of existing properties. We also expect to identify and complete acquisitions of existing restaurant units and multi-unit chains which could be operated and expanded through the addition of new locations.

The financing we received from the 2018 Private Placement described below did not provide sufficient capital to complete a significant restaurant acquisition. Recently, we have been reviewing potential acquisitions that will allow us to leverage our existing infrastructure with established profitable locations as we seek a high return on our invested capital; however, we do not have any specific acquisitions planned. Any such acquisition likely will require raising additional capital to complete the purchase and to grow the business. It is possible that future acquisitions may have locations which could converted to Burger Time stores.

We will seek to acquire one or more existing restaurants and/or restaurant chains, including concepts that feature menu options that differ from the menu items we offer at Burger Time. Restaurant businesses become available for acquisition frequently and we believe that we may be able to purchase either individual properties or multi-unit businesses at prices providing an attractive return on our investment. Successful execution of our acquisition strategy will allow us to diversify our operations both into other dining concepts and geographic locations. This strategy may include one or more restaurants that lease locations from a third party as opposed to owning the real property on which the stores are located. This approach would result in a change to our historical core business model which was to own the real estate on which our restaurants operate. This approach may prove to be riskier to our business and less appealing to investors and potential sources of funding.

In all cases, implementation of our growth strategy is contingent upon the availability of adequate financing to fund both the acquisition and our expansion

Expand Our Restaurant Base Through Acquisitions

The acquisition of an existing restaurant chain or individual restaurants combined with new restaurant development is expected to be the key driver of our growth strategy. We believe that there are numerous opportunities to acquire and open new restaurants in existing and new geographic areas. Initially, we plan to develop new restaurants in some of our existing markets to take advantage of operational and financial efficiencies. This approach can provide specific economic benefits including lower supply and distribution costs, improved marketing efficiencies and increased brand awareness.

From time to time, we may close restaurants based on operating metrics or other factors, we have closed only one restaurant since 2011 (Richmond, Indiana opened in 2017 and closed in 2018) and do not anticipate closing any restaurants in the remaining months of fiscal 2019 or in the foreseeable future thereafter. There is no guarantee that we will be able to increase the overall number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described elsewhere under “RISK FACTORS,” including competition for customers, sites, employees, licenses and financing.

Increase Comparable Restaurant Sales

We believe that acquisitions of restaurants relative to our comparable restaurant base will be our primary driver of growth and increased revenue. However, we are considering ways to improve sales and restaurant performance. We expect to develop a more aggressive on-line presence including a mobile app which could be downloaded by customers and used to drive immediate customer visits to our locations. In addition, we will continue to create and offer seasonal and limited-time specialties to keep our menu fresh and our customers interested.

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Increase Brand Awareness

Our loyal customer base and following is now entering a third generation of Burger Time devotees. In order to develop and enhance brand awareness, we intend to update and expand our web presence. We expect to create a complete web-based program designed around mobile usage, including introducing a web- based loyalty program. We will deploy internet advertising to match specific menu items targeted to specific demographic groups. We will deploy cross-over ads with radio and social media interacting with each other. We intend to develop social media campaigns in other markets.

Trademarks and Service Marks

We have registered our trademarks “It’s Burger Time” and “Hot ‘n Now” with the United States Patent and Trademark Office. We believe that our trademarks and service marks have value to us and are important to our marketing efforts. We may develop additional marks in the future. Our policy is to pursue registration of our marks whenever possible and to oppose vigorously any infringement of its marks.

Competition

The restaurant industry is highly competitive and is dominated by major chains that possess substantially greater financial and other resources than we have. The industry is affected by changes in a geographic competition, changes in the public’s eating habits and preferences, local and national economic conditions affecting consumer spending habits, population trends and local traffic patterns. Key elements of competition in our industry are the price, quality and value of food products offered; quality and speed of service; advertising effectiveness; brand name awareness; restaurant convenience; and attractiveness of facilities. We compete primarily on the basis of value of food (portion size), price, food quality and speed of service. A significant change in pricing or other marketing strategies by one or more of our competitors could have an adverse impact on our sales, earnings and growth. Our competition includes a variety of national and regional fast food chains and locally owned restaurants that offer carry-out, dine-in, delivery and catering services, many of which have achieved significant brand and product recognition and engage in extensive advertising and promotional programs. Our competition in the geographic areas in which operate include McDonalds, Burger King, Carl’s Jr. and Wendy’s.

Seasonality

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically slightly lower in the first and fourth quarters due to holiday closures and the impact of cold weather at our upper Midwest locations. Adverse weather conditions may also affect customer traffic, especially in the first and fourth quarters, when customers do not use our outdoor seating areas, which impacts the use of these areas and may adversely affect our revenue.

Employees

As of June 2019, the Company had three members of its senior corporate personnel and employed a total of four people. Each of the Burger Time restaurants and the Dairy Queen franchise has both a manager, who is a full-time, salaried employee, and an assistant manager or supervisor and a varying number of restaurant staff, all of whom are hourly employees. As of June 30, 2019, we had approximately 132 employees, of which 14 were full time and 118 were part time. None of our employees are unionized or covered by collective bargaining agreements, and we consider our current employee relations to be good.

Marketable Securities

We have, from time to time, including the fiscal year ended December 31, 2018, purchased publicly traded marketable securities, which are classified in our consolidated financial statements as “available-for-sale.” These securities consisted of investments in exchange-listed common stocks with published prices per share readily available.

PROPERTIES

A description of our restaurant properties appears above under the heading “BUSINESS—Locations.” We lease our executive offices, consisting of approximately 1,000 square feet located at 405 West Main Street, West Fargo, North Dakota, on a month-to-month basis at a cost of $500 per month. We believe our current office space is suitable and adequate for its intended purposes and our near-term expansion plans.

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Mortgages

We currently have mortgages on each of our restaurant locations except two. As of December 30, 2018, the total amount of the loans we owe on those properties is $3.77 million. Our monthly payments on these mortgages total $36,128.

Rental Properties

We currently lease one of our Sioux Falls, South Dakota locations on a month-to-month basis and the monthly rent we pay is $1,600.

Regulation and Compliance

Our operations are subject to a wide range of federal, state and local government regulations, including those relating to, among others, public health and safety, zoning and fire codes, labor and franchising. Our failure to obtain or retain food or other licenses and registrations or exemptions would adversely affect the operations of our restaurants. We operate each of our restaurants in accordance with standards and procedures designed to comply with applicable laws, codes and regulations. To date, we have not experienced and do not anticipate any significant problems in obtaining required licenses, permits or approvals, however, any difficulties, delays or failures in obtaining such licenses, permits, registrations, exemptions, or approvals in the future could delay or prevent the opening of, or adversely impact the viability of, a restaurant.

The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. We believe federal and state environmental regulations have not had a material effect on operations, but more stringent and varied requirements of local government bodies with respect to zoning, land use and environmental factors could delay construction and increase development costs for new restaurants.

We are also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. A significant portion of the hourly staff is paid at rates consistent with the applicable federal or state minimum wage and, accordingly, increases in the minimum wage will increase labor costs. We are also subject to various laws and regulations relating to any future franchise operations. We are also subject to the Americans with Disabilities Act, which prohibits discrimination based on disability in public accommodations and employment, which may require us to design or modify our restaurants to make reasonable accommodations for disabled persons.

A number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose to consumers certain nutritional information, or have enacted legislation restricting the use of certain types of ingredients in restaurants. Many of these requirements are inconsistent or interpreted differently from one jurisdiction to another. These requirements may be different or inconsistent with requirements that we are subject to under the ACA, which establishes a uniform, federal requirement for certain restaurants to post nutritional information on their menus. Specifically, the ACA requires chain restaurants with 20 or more locations in the United States operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The ACA also requires covered restaurants to provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information upon request. While our ability to adapt to consumer preferences is a strength of our concepts, the effect of such labeling requirements on consumer choices, if any, is unclear at this time.

Our franchise operations will be governed by state laws that regulate the offer and sale of franchises and the franchisor – franchisee relationship. Such laws generally require registration of the franchise offering with state authorities and regulate the franchise relationship by, for example, requiring the franchisor to deal with its franchisees in good faith, prohibiting interference with the right of free association among franchisees, limiting the imposition of standards of performance on a franchisee and regulating discrimination against franchisees in charges, royalties or fees. In addition, such laws may restrict a franchisor in the termination of a franchise agreement by, for example, requiring “good cause” to exist as a basis for the termination, advance notice to the franchisee of the termination, an opportunity to cure a default and a repurchase of inventory or other compensation.

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Environmental Matters

Our operations are subject to extensive federal, state and local laws and regulations relating to environmental protection, including regulation of discharges into the air and water, storage and disposal of waste and clean-up of contaminated soil and groundwater. Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on, in or emanating from such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

We have not conducted a comprehensive environmental review of our properties or operations. No assurance can be given that we have identified potential environmental liabilities at our properties or that such liabilities will not have a material adverse effect on our financial condition.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Executive Officers and Directors:
Gary Copperud	61	Chief Executive Officer and Director
Kenneth Brimmer	64	Chief Operating Officer and Chairman
Jeffrey A. Zinnecker	62	Director
Mark Petri	47	Manager of Operations

Background Information about our Officers and Directors

Mr. Copperud has served as the Chief Executive Officer and a director of the Company since July 31, 2018, the date on which we closed the Share Exchange. He was a founding member of BTND in 2007 and served as BTND’s managing manager and chief financial officer since its inception. From 1998 through April 2007, he was a director of STEN Corporation, resigning when BTND acquired Burger Time assets. In addition, Mr. Copperud served as the President of STEN’s Burger Time Acquisition Corporation subsidiary from July 2004 until his resignation in April 2007. During part of 2015, Mr. Copperud was the principal executive officer of Pretoria Resources Two, Inc., d/b/a It’s Burger Time Restaurant Group, Inc., i.e. Pretoria, while a merger between BTND and Pretoria was briefly in effect. From 1992 to 2013, Mr. Copperud was a partner in Peak to Peak Financial, LLC, which acquired, developed and sold real estate. Since 1993, Mr. Copperud has been president/general manager of CMM Properties, LLC, an investment company with holdings in real estate and securities, located in Fort Collins, Colorado. Prior to that, Mr. Copperud was self-employed in the fields of securities and real estate investment and development. We believe Mr. Copperud’s long tenure as managing member of BTND, as well as his prior experience as a member of the Board of Directors of a public company, qualifies him to serve on our Board of Directors.

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Mr. Brimmer has served as the Chief Operating Officer and Chairman of the Board of Directors of the Company since July 31, 2018, the date on which we closed the Share Exchange. Mr. Brimmer has a wide range of experience including several early stage and rapidly growing businesses, serving at various times as President, Chief Executive Officer, and a director of several public and private companies. Mr. Brimmer restaurant experience includes serving as President of Rainforest Cafe, Inc. during a period of rapid growth of new restaurants. Mr. Brimmer is the Chief Executive Officer of Hypertension Diagnostic, Inc. and its subsidiary HDI Plastics, Inc. He has served on the board of HDI since 1998 and has been CEO since September 2012. He is also CEO of privately held Brimmer Company, LLC. The operations of Brimmer Company, LLC include Stencor Company, LLC. a Jacksonville, Texas, based injection molding and contract manufacturing business. He also has served as CEO of STEN Corporation, a, diversified business since October 2003. Mr. Brimmer was a Director of Landry’s Restaurants from June of 2004 until April of 2017 and served on the Audit and Compliance Committee of its Golden Nugget – New Jersey Casino. Previously, he was President of Rainforest Cafe, Inc., which grew from start-up to over 6000 employees from April 1997 until April 2000 and was Treasurer from its inception in 1995 until April 2000. Mr. Brimmer was responsible for managing several stock offerings at Rainforest Cafe resulting in over $200 million in equity for the company. Prior to Rainforest, Mr. Brimmer was employed by Berman Consulting, LLC from 1990 until April 1997. Mr. Brimmer has a degree in accounting and worked as a certified public accountant (currently inactive) in the audit division of Arthur Andersen & Co. from 1977 through 1981. We believe Mr. Brimmer’s long and varied career as a business executive, particularly his service as the chief operating officer of a major restaurant chain, qualifies him to serve on, and chair, our Board of Directors.

Mr. Zinnecker has served as a director of the Company since July 31, 2018, the date on which we closed the Share Exchange. He was a founding member of BTND in 2007. Mr. Zinnecker is the President and principal owner of Zinncorp Inc., an information technology consulting company in Minneapolis, Minnesota, which he founded in 1989. Prior to then, Mr. Zinnecker was employed as a technology consultant for North States Power Company, now Xcel Energy. We believe that Mr. Zinnecker’s background as a member of BTND from its founding through the Share Exchange and his professional relationship with Mr. Copperud qualifies him to serve on our Board of Directors.

Mr. Petri joined BTND in January 2017 as Manager of Operations. From May 2016 through December 2016, he acted as a consultant to BTND. Mr. Petri has extensive experience in managing restaurants and retail operations. From September 2011- May 2016, he worked as Area General Manager for NPC International, based in Pittsburg, KS, where he led and directed business operations for nine franchise units with an annual budget of $8.5 million, including the training and development of store managers. Prior to that, he owned and operated a single restaurant in Buxton, ND from April 2006 through 2011, worked as an assistant store manager at a Wal-Mart based in Bentonville, AK between July 2004-July 2006, and as a general store manager at Home Depot and Lowes Home Improvement between May 1997-July 2004.

We are not party to any employment agreements or other agreements with Messrs. Copperud, Brimmer or Petri that prevent them from providing similar services to other companies in our industry, which could potentially give rise to a conflict of interest if they chose to offer their services to a competitor. However, under Delaware law, as directors, Messrs. Copperud, Brimmer and Zinnecker will owe a duty of loyalty to our stockholders, which places limits on their ability to enter into transactions that conflict with the interests of our stockholders. If any of Messrs. Copperud, Brimmer, Zinnecker or Petri left the Company, they would not be prevented from participating in a venture or business that competes with us.

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Involvement in certain legal proceedings.

None of the following events has occurred during the past ten years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1)

A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	(ii)	Engaging in any type of business practice; or
	(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

Such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	(i)	Any federal or state securities or commodities law or regulation; or
(ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

All our directors will hold office until their successors have been elected and qualified or appointed or the earlier of their death, resignation or removal. Executive officers are appointed and serve at the discretion of the board of directors.

Family Relationships

There are no family relationships among our directors or officers.

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Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of three members. The members of our board of directors were elected in compliance with the provisions of our certificate of incorporation and bylaws. None of our stockholders have any special rights regarding the election or designation of members of our board of directors.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Director Independence

Our securities are not listed on a national securities exchange or on any inter-dealer quotation system, which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the NASDAQ Marketplace Rules and the rules and regulations of the SEC. Under such rules, our board of directors has determined that of the members of our board of directors are independent directors. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. We expect to transition the composition and functioning of our board of directors and each of our committees to comply with all applicable requirements of the NASDAQ Stock Market and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Committees

Our bylaws provide that our board of directors has the authority to appoint committees to perform certain management and administration functions; however, at this time, we are not required to and do not have any committees of the board of directors. The functions of an audit committee, a compensation committee or a nominating committee are being undertaken by our board of directors. Because we do not have any independent directors, our Board believes that the establishment of committees of our Board would not provide any benefits to our Company.

Board Leadership Structure

Our board of directors has a Chairman, Kenneth Brimmer, who has authority, among other things, to preside over board of directors’ meetings, and to call special meetings of the board. Accordingly, the Chairman has substantial ability to shape the work of our board of directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the leadership role of our board of directors in its oversight of the business and affairs of our Company. In addition, we currently believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. However, no single leadership model is right for all companies. Our board of directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. As a result, our board of directors may periodically review its leadership structure.

Limitation of Liability and Indemnification

Our certificate of incorporation provides that to the fullest extent permitted by the General Corporation Law, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we shall indemnify and hold harmless our directors and officers, to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

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Our bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the bylaws of or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www. itsburgertime.com. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the 2017 and 2018 fiscal years by our principal executive officer and principal financial officer. No other officer or employee of the Company received total compensation for either 2017 or 2018, as determined in accordance with Item 402 of Regulation S-K, that exceeded $100,000:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Gary Copperud,	2018	150,000	0	0	0	0	0	150,000
Chief Executive Officer (1)	2017	150,000	0	0	0	0	0	150,000

Kenneth Brimmer,	2018	0	0	0	0	0	0	0
Chief Operating Officer	2017	0	0	0	0	0	0	0

___________

1.

During the years ended December 31, 2018 and 2017, prior to the Share Exchange, BTND paid annual compensation of $150,000 to Mr. Copperud, its managing member, who currently serves as our Chief Executive Officer.

Director Compensation

We have not paid any compensation to our directors since the Share Exchange.

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Officer Compensation

During the years ended December 31, 2017 and 2018, prior to the Share Exchange, the Company did not pay compensation to any officer.

During 2019, we paid to Mr. Copperud salary of $150,000 for 2018 which was pro-rated commencing upon the closing of the Share Exchange for serving as the Chief Executive Officer and will receive the same salary for 2019.

We expect to pay Mr. Brimmer a salary in such amount as our board of directors may determine, as cash flow permits.

The Company is not party to employment agreements with any of its officers.

Compensation Plans

We have not adopted any compensation plans for the benefit of our directors, officers, employees, representatives or consultants. The Company does not have outstanding any options, warrants or other rights outstanding that entitle anyone to acquire shares of capital stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below we describe transactions and series of related transactions to which we were a party, or may be a party, and which we have entered into since January 1, 2017, or is currently proposed, in which:

•	the amounts involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years; and
•

any of our directors, executive officers or holders of more than five percent of our capital stock, or an affiliate or immediate family member of such persons, had or will have a direct or indirect material interest.

In July 2017, Greater Des Moines Ice Rink, LLC., an affiliate of the Company by virtue of common ownership, loaned our wholly owned subsidiary, BTND, LLC, the sum of $75,000. The amount was evidenced by a promissory note which provided for interest at the rate of 8% per year and which was paid in December 2018. Greater Des Moines Ice Rink is controlled by persons who were members of BTND at the time the advances, which such person are now stockholders in the Company.

In 2015, BTND Checkers, LLC, an entity controlled by two members of the Company, acquired a potential Burger Time location in West St. Paul, Minnesota. Members of the Company formed an unconsolidated entity called BTMN, LLC (“BTMN”) for purposes of developing a Burger Time unit at the West St. Paul Location. The West St. Paul real property was leased under a lease agreement for a 1,020-square foot location with BTND Checkers, LLC, a limited liability corporation controlled by two members of the Company. The unit opened in August 2016. The original terms of the net lease called for monthly payments beginning in January 2015 of $4,500 plus payment of real estate taxes. On December 30, 2018, the Company exercised its option to acquire the property at the for $225,000.

During fiscal 2017 and 2018, BTND Trading, LLC., an affiliate of the Company by virtue of common ownership, loaned the Company funds for working capital. As of the date of this prospectus, all amounts due by the Company to BTND Trading are evidenced by a promissory note in the principal amount of $225,000 dated June 30, 2019 which bears interest at the rate of 8% per year. On August 1, 2019, the Company will commence making monthly payments of $5,000 under the note which matures on June 1, 2021 at which time the Company will make a balloon payment of approximately $143,339.

Gary Copperud has extended a personal guaranty on each of the promissory notes evidencing loans on the real properties owned by the Company.

The Company pays the salary and benefits of the Company controller based in Fargo, North Dakota and the Company pays monthly rent for the office space of $500 per month. From time-to-time, the Company’s controller provides limited bookkeeping and administrative assistance for entities that are controlled by shareholders of the Company. These are minimal services for which the Company has not been compensated.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus, by:

(i)	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock,
(ii)	each director and each of our executive officers; and
(iii)	all executive officers and directors as a group.

As of the date of this prospectus, there were 8,086,005 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated, the address of each person listed below is c/o the Company, 405 Main Avenue West, Suite 2D, West Fargo, ND 58078.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		% of Shares of Common Stock Beneficially Owned
Officers and Directors
Gary Copperud (1)	2,176,680	(2)	26.92%
Kenneth Brimmer (3)	160,000		1.98%
Jeffrey A. Zinnecker	1,517,080		18.76%
Total for all Officers and Directors
5% Stockholders
Sally Copperud (1)	1,517,080		18.76%
Samuel Vandeputte	692,580		8.56%
Trost Family Trust	692,580		8.56%
Maxim Partners, LLC (3)	629,156	(4)	7.75%

__________

(1)	Gary Copperud and Sally Copperud are husband and wife. Each such person disclaims beneficial ownership of the other’s shares of common stock.
(2)

Includes 329,800 shares of common stock beneficially owned by the Katelyn J. Copperud Trust and 329,800 shares of common stock beneficially owned by the Blake W. Copperud Trust for which trusts Mr. Copperud is the sole trustee.

(3)	Represents shares of common stock owned by Brimmer Company, LLC, an affiliate of Mr. Brimmer.
(4)	The address of this stockholder is 405 Lexington Avenue New York, New York 10174.
(5)	Includes 600,000 shares of common stock and 29,156 shares of common stock issuable upon exercise of a Placement Agent Warrant at a price of $1.65 per share.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been a no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we will seek to identify a market maker to file an application with FINRA for our common stock to be admitted to quotation on the OTCQB. However, we have not yet identified a market maker that has agreed to file such application and we cannot assure investors that an application for quotation will be filed, that if filed, it will be approved, or that any trading market will develop for our common stock and if developed, will be sustained.

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All of the 8,086,005 shares of common stock outstanding prior to the effective date of this registration statement are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemption provided by Rule 144, which is summarized below.

In this registration statement, we are registering for public resale under the Securities Act an aggregate of 1,567,812 shares of common stock which includes:

•	410,005 shares sold in the 2018 Private Placement;
•	205,006 shares issuable upon the exercise of the Warrants;
•	920,000 shares held by stockholders of the Company prior to the Share Exchange; and
•	32,801 shares issuable upon exercise of the Placement Agent Warrants.

All of the foregoing shares of common stock are being registered under the Securities Act pursuant to the terms of registration rights agreements with the holders of such securities which are described below.

Upon the effective date of this registration statement, except as described in the ensuing sentence, all of the foregoing shares of common stock will be freely tradable, without restriction, in any public market that may develop for our common stock. The placement agent in the 2018 Private Placement is restricted from selling, pledging or transferring any of its securities in the Company, other than to certain of its affiliates or successors, until a date that is six months after the effective date of this registration statement.

Sale of Restricted Shares

All of the 8,086,005 shares of common stock outstanding as of the date of this prospectus that are not being registered in this registration statement are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144, which is summarized below.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•	1% of the number of the shares of common stock then outstanding; or
•	The average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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Registration Rights

Registration Rights Granted to Purchasers in the 2018 Private Placement

In connection with the 2018 Private Placement, we entered into a Registration Rights Agreement with the purchasers of the securities we sold in that offering pursuant to which we agreed that we file a registration statement with the SEC covering the shares of common stock issued in the 2018 Private Placement and the shares of common stock issuable upon exercise of the Warrants sold in the 2018 Private Placement. The filing of this registration statement satisfies our obligation to make such filing. For a more complete discussion of the Registration Rights Agreement, please see the section entitled “Summary—Description of 2018 Private Placement.”

Registration Rights Granted to the Placement Agent in the 2018 Private Placement

As partial consideration for acting as the as the placement agent for the Private Offering, we issued to Maxim and one its designees Placement Agent Warrants entitling it to purchase 32,801 shares of common stock at a price of $1.65 per share and granted to Maxim registration rights with respect to such shares. For a more complete discussion of the Registration Rights Agreement, please see the section entitled “Summary—Description of 2018 Private Placement.”

Registration Rights Granted to Certain Holders of Common Stock Who Acquired Shares Prior to the Share Exchange

Maxim Group LLC, the placement agent for the 2018 Private Placement, and one of its affiliates along with one other person that acquired shares of the common stock prior to the Share Exchange, have been granted registration rights with respect to 920,000 shares of common stock owned by them as of the date of this prospectus on the same terms and conditions of the purchasers in the 2018 Private Placement. All such shares of common stock are being registered in this registration statement. For a more complete discussion of the Registration Rights Agreement, please see the section entitled “Summary—Description of 2018 Private Placement.”

DESCRIPTION OF SECURITIES

General

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock and 2,000,000 shares of preferred stock, each having a par value of $0.001 per share.

As of the date of this prospectus, there were:

•	8,086,005 shares of our common stock outstanding; and
•	no shares of our preferred stock designated or outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

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Warrants

In connection with the 2018 Private Placement we sold and issued an aggregate of 205,006 Warrants to investors in the offering. Each Warrant entitles the registered holder to purchase one share of our common stock at an initial exercise price equal to $2.00 per share, subject to adjustment as discussed below, at any time through July 31, 2023, five years from the closing of the 2018 Private Offering. If all of the Warrants were exercised for cash, we would receive proceeds of $410,012; however, because we did not have effective under federal securities laws a registration statement covering the shares of common stock issuable upon exercise of the Warrants by February 26, 2019, the Warrants became exercisable on a cashless basis in the discretion of the holders of such Warrants. We cannot predict whether the Warrants will be exercised for cash or on a cashless basis, if they are exercised at all.

The Warrants are redeemable by the Company at a price of $0.01 per Warrant at any time if the closing price of the common stock on either the over-the-counter market or the national securities exchange on which our common stock may be listed equals or exceeds $4.00 per share for at least fifteen trading days, consecutive or not, over the prior thirty-day period. A written notice of such redemption must be delivered to Warrant holders at least thirty days prior to the redemption.

The Warrants contain provisions for the adjustment of the number of shares of common stock issuable upon the exercise and of the exercise price upon (i) any forward or reverse split of our common stock; (ii) the payment of a dividend in shares of common stock and (iii) if the Company sells equity securities at an issuance price of less than $1.50, in which case the exercise price of the Warrants automatically will be reduced as provided in the Warrant. In the case of any change in the common stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, the holders of the Warrants will have the right to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which the holder of a Warrant would have been entitled if it had held shares of common stock on the date of such event.

No adjustments will be made to the Warrants in connection with certain exempt issuances of securities by the Company, including (i) the issuance of securities to officers, directors or employees under a stock option plan equal to up to 10% of the number of shares of common stock outstanding as of the closing of the 2018 Private Placement; (ii) shares of common stock issued on the exercise or conversion of any securities issued in the 2018 Private Placement; (iii) other securities exercisable or exchangeable for or convertible into shares of common stock outstanding on the date of the Purchase Agreement, or (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form attached to the Warrant completed and executed as indicated, accompanied by full payment of the exercise price, as applicable, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrants automatically became subject to cashless exercise by their holders because we did not have a registration statement covering the shares of common stock issuable upon exercise of the Warrants effective under federal securities laws by February 26, 2019.

No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, at the Company’s option, (i) pay to the holder an amount in cash equal to the exercise price multiplied by such fraction or (ii) round up to the nearest whole number of shares of common stock to be issued to the Warrant holder.

We have granted the holders of the Warrants registration rights with respect to the shares of common stock issuable upon exercise of the Warrants, as described under the heading “Summary—Description of 2018 Private Placement.”

The foregoing summary of the material provisions of the Warrants is qualified in its entirety by the provisions of the Warrant, the form of which has been filed as an exhibit to this registration statement.

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Placement Agent Warrants

As partial consideration for serving as the placement agent of the 2018 Private Placement, we issued to Maxim and one of its permitted designees Placement Agent Warrants entitling them to purchase up to an aggregate of 32,801 shares of common stock, or 8% of the aggregate number of securities issued in connection with the 2018 Private Placement, which are exercisable at a price of $1.65 per share (110% of the price at which the common stock was sold to purchasers in the 2018 Private Placement), and granted to Maxim registration rights with respect to such shares.

The Placement Agent Warrants became exercisable on October 1, 2018 (two months following the closing of the 2018 Private Placement) and expire on July 31, 2023. The Placement Agent Warrants are exercisable at a price per share equal to $1.65, which is subject to adjustment upon (i) any forward or reverse split of our common stock or (ii) the payment of a dividend in shares of common stock. Further, in case of any change in the common stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, the holders of the Placement Agent Warrants will have the right to receive upon the exercise of the Placement Agent Warrants the kind and amount of shares of stock or other securities or property to which the holder of such warrant would have been entitled if it had held shares of common stock on the date of such event. The Placement Agent Warrants automatically became subject to cashless exercise by their holders because we did not have a registration statement covering the shares of common stock issuable upon exercise of the Placement Agent Warrants effective under federal securities laws by February 26, 2019.

The Placement Agent Warrants are not redeemable by the Company.

We have granted the holders of the Placement Agent Warrants registration rights with respect to the shares of common stock issuable upon exercise of the Placement Agent Warrants, as described under the heading “Summary—Description of 2018 Private Placement.”

The foregoing summary of the material provisions of the Placement Agent Warrants is qualified in its entirety by the provisions of the Placement Agent Warrant, the form of which has been filed as an exhibit to this registration statement.

Other Convertible Securities

As of the date of this prospectus, other than the Warrants and the Placement Agent Warrants described above, we do not have any outstanding convertible securities.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

59

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and our bylaws include several provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●

Board of directors’ vacancies. Our certificate of incorporation and bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●

Special meeting of stockholders. Our bylaws provide that special meetings of our stockholders may be called only by our board of directors, the Chairman of our Board of Directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●

Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder's notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

●

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

●

Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Management—Limitation of Liability and Indemnification.”

THE SELLING STOCKHOLDERS

This prospectus covers the possible offer and resale by the Selling Stockholders from time to time of up to an aggregate of 1,567,812 shares of common stock consisting of: (i) 410,005 shares of common stock issued to investors in the 2018 Private Placement; (ii) 205,006 shares of common stock issuable upon the exercise of the Warrants sold to investors in the 2018 Private Placement; (iii) 32,801 shares of common stock underlying the Placement Agent Warrants that we issued to the placement agent and certain of its designees in the 2018 Private Placement; and (iv) 920,000 shares of common stock held by certain persons who were stockholders of the Company prior to the completion of the 2018 Private Offering. Information detailing how the Selling Stockholders acquired their securities is described in the footnotes appearing under the table below. We have borne and will continue to bear the costs relating to the registration of these shares of common stock, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

When we refer to the “Selling Stockholders” in this prospectus, we mean the persons and entities listed in the table below, and each of their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of such Selling Stockholder’s interests in shares of our common stock other than through a public sale. The information in the table is based on information supplied to us by the Selling Stockholders.

The Selling Stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth in the following table. There is no requirement for the Selling Stockholders to sell their shares, and we do not know when, or if, or in what amount the Selling Stockholders may offer the shares of common stock for sale pursuant to this prospectus. However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s shares of common stock since the date on which the selling stockholder provided information for this table. We have not made independent inquiries about such transfers or dispositions. See the section entitled “Plan of Distribution” beginning on page 60.

60

Except as disclosed in the table below, to our knowledge, none of the Selling Stockholders or beneficial owners:

•	has had a material relationship with us other than as a stockholder at any time within the past three years;
•	has ever been one of our officers or directors or an officer or director of our affiliates; or
•	are broker-dealers or affiliated with broker-dealers.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 8,086,005 shares of our common stock outstanding as of the date of this prospectus.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
Paul C. Cook (1)	15,000	*	15,000	0.00%
Jeremy Samuels (2)	200,001	2.45%	200,001	0.00%
Gnosiis International LLC (3)	25,001	*	25,001	0.00%
Kenneth T. Ashkin (4)	25,001	*	25,001	0.00%
H. Benjamin Samuels (5)	100,001	1.24%	100,001	0.00%
Jeff Gunther (6)	25,001	*	25,001	0.00%
N3GU Investments, L.P. (7)	25,001	*	25,001	0.00%
Charles Kirkland (8)	50,001	*	50,001	0.00%
Stephen P. Sims & Claudia Ann Sims JTTEN (9)	2,784	*	2,784	0.00%
Stephen P. Sims (10)	13,884	*	13,884	0.00%
Scott Dols (11)	100,001	1.24%	100,001	0.00%
Andrew W. Limpert (12)	25,001	*	25,001	0.00%
Maxim Partners, LLC (13)	629,156	7.75%	629,156	0.00%
Karl Brenza (14)	103,645	1.28%	103,645	0.00%
Michael Solomon	200,000	2.47%	200,000	0.00%
Karuk Holdings, LLC (15)	20,000	*	20,000	0.00%

______________

*	Less than 1%.
(1)

Consists of (i) 10,000 shares of common Stock and (ii) 5,000 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(2)

Consists of (i) 133,334 shares of common stock and (ii) 66,667 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

61

(3)

Consists of (i) 16,667 shares of common stock and (ii) 8,334 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(4)

Consists of (i) 16,667 shares of common stock and (ii) 8,334 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(5)

Consists of (i) 66,667 shares of common stock and (ii) 33,334 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(6)

Consists of (i) 16,667 shares of common stock and (ii) 8,334 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(7)

Consists of (i) 16,667 shares of common stock and (ii) 8,334 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(8)

Consists of (i) 33,334 shares of common stock and (ii) 16,667 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(9)

Consists of (i) 2,784 shares of common stock and (ii) 8,334 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(10)	Consists of 13,884 shares of common stock purchased in the 2018 Private Placement.
(11)

Consists of (i) 66,667 shares of common stock and (ii) 33,334 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(12)

Consists of (i) 16,667 shares of common stock and (ii) 8,334 shares of common stock issuable upon the exercise of a like number of Warrants beneficially owned by the named Selling Stockholder. All of these securities were purchased in the 2018 Private Placement.

(13)

Maxim Partners, LLC, which is a registered broker-dealer with FINRA, was an original stockholder of our Company prior to the Share Exchange and served as the placement agent of the 2018 Private Offering from which it earned cash fees and for which it received the Placement Agent Warrant. Consists of (i) 800,000 shares of common stock acquired by Maxim upon the organization of the Company and (ii) 29,156 shares of common stock issuable upon exercise of the Placement Agent Warrant.

(14)

Mr. Brenza was an affiliate of Maxim Partners, LLC as of the closing date of the 2018 Private Placement. Consists of shares of common stock acquired by Mr. Brenza upon the organization of the Company and 3,645 shares of common stock issuable upon exercise of the Placement Agent Warrant transferred to him by Maxim. He is a registered representative at a registered broker-dealer with FINRA.

(15)	Consists of shares of common stock acquired by Karuk Holdings, LLC upon the organization of the Company.

62

PLAN OF DISTRIBUTION

The Selling Stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale in any market that develops for our common stock, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

A Selling Stockholder may use any one or more of the following methods when selling share:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, or any other available exemption from registration under applicable securities law rather than under this prospectus.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

63

The Selling Stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any underwriter or other person to distribute the common stock. If a Selling Stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to register the shares of common stock covered by the registration statement of which this prospectus constitutes a part (i) under the terms of a Registration Rights Agreement entered into between us and the purchaser of securities in the 2018 Private Placement; (ii) under the Engagement Letter that we signed with Maxim to serve as the placement agent for the 2018 Private Placement and (iii) under a registration rights agreement by which we granted to certain persons who held shares of our common stock prior to the Share Exchange, including Maxim and one of its former affiliates. A more complete discussion of the various registration rights agreements and our obligation thereunder is set forth in section of this prospectus captioned “Shares Eligible for Future Sale—Registration Rights.”

The Company has agreed to pay all expenses incident to the registration of the common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws reasonably agreed to in writing by us; however, each Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. The Company will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus. We have agreed with the Selling Stockholders to keep this registration statement of which this prospectus constitutes a part effective until the earlier of: (i) the date on which all of the shares of common stock covered by the registration statement of which this prospectus constitutes a part have been sold and (ii) the date on which all of the shares of common stock covered by the registration statement of which this prospectus constitutes a part may be immediately sold to the public by non-affiliates without registration or restriction.

64

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Ruffa & Ruffa, P.C., New York, New York.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 30, 2018 and December 31, 2017, appearing herein, have been audited by Boulay PLLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the registration statement on Form S-1 of which this prospectus forms a part under the Securities Act with the SEC with respect to the securities being offered by the Selling Stockholders. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the securities to be sold in the offering, we refer to the registration statement. Whenever we refer in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

After the effective date of the registration statement of which this prospectus forms a part, we will be subject to information requirements of the Exchange Act and will file annual, quarterly and current event reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

65

F-1

BT BRANDS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 30, 2018 AND DECEMBER 31, 2017

TOGETHER WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders of BT Brands, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of BT Brands, Inc. (the Company) as of December 30, 2018 and December 31, 2017, and the related consolidated statements of income, shareholders’ equity (deficit), and cash flows for the fiscal years then ended (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 30, 2018 and December 31, 2017, and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2015.

Minneapolis, Minnesota

May 9, 2019

Boulay 7500 Flying Cloud Drive Suite 800 Minneapolis, MN 55344 (t) 952.893.9320 (f) 952.835.7296 BoulayGroup.com

Member of Prime Global, A Global Association of Independent Firms

F-3

BT BRANDS, INC.
CONSOLIDATED BALANCE SHEETS

	December 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash	$663,511	$241,050
Receivables	20,241	19,104
Inventory	58,584	70,695
Prepaid expenses	8,211	4,873
Deferred offering costs	40,000	-

Total current assets	790,547	335,722

PROPERTY AND EQUIPMENT, net	254,397	1,995,976
LAND AND BUILDINGS HELD FOR SALE	353,092	510,459
OTHER ASSETS, net	68,659	21,859

Total assets	$3,264,837	$2,864,016

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$254,397	$261,571
Accounts payable	288,659	351,821
Payable to related entity	-	16,770
Accrued expenses	174,986	175,118
Income taxes payable	13,725	-

Total current liabilities	731,767	805,280

LONG-TERM DEBT, less current maturities	3,516,028	3,568,801
DEFERRED INCOME TAXES	48,500	-
UNEARNED VENDOR REBATE	9,780	14,670

Total liabilities	4,306,075	4,388,751

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)

Preferred stock, $.001 par value, 500,000 shares authorized, no shares outstanding at December 30, 2018 and December 31, 2017	-	-

Common stock, $.001 par value, 19,500,000 authorized, 8,086,004 shares and 6,659,000 shares outstanding at December 30, 2018 and December 31, 2017	8,086	6,596
Additional paid-in capital	484,180	(6,596)
Accumulated deficit	(1,533,504)	(1,524,735)

Total shareholders' equity (deficit)	(1,041,238)	(1,524,735)

Total liabilities and shareholders' equity (deficit)	$3,264,837	$2,864,016

F-4

BT BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	52 Weeks Ended,
	December 30, 2018	December 31, 2017

SALES	$7,051,467	$7,110,472

COSTS AND EXPENSES
Restaurant operating expenses
Food and paper costs	2,835,757	2,828,010
Labor costs	2,237,378	2,283,287
Occupancy costs	847,274	483,139
Other operating expenses	328,709	707,317
Depreciation	225,814	207,513
Amortization of intangible asset	1,700	1,641
General and administrative	492,378	621,650

Total costs and expenses	6,969,010	7,132,557

Income (loss) from operations	82,457	(22,085)

LOSS ON MARKETABLE SECURITIES	-	(60,966)

GAIN ON SALE OF PROPERTY AND EQUIPMENT	158,358	18,379

INTEREST INCOME	89	-

OTHER INCOME (EXPENSE)	(29,421)	603

INTEREST EXPENSE	(176,955)	(190,782)

INCOME (LOSS) BEFORE TAXES	34,528	(254,851)

PROVISION FOR INCOME TAXES	(13,725)	-

NET INCOME (LOSS)	$20,803	$(254,851)

NET INCOME (LOSS) PER COMMON SHARE - Basic and Diluited	$0.00	$(0.04)

WEIGHTED AVERAGE SHARES USED IN COMPUTING PER COMMON SHARE AMOUNTS - Basic and Diluted	7,216,835	6,659,000

F-5

BT BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	52 Weeks Ended	52 Weeks Ended
	December 30, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$20,803	$(254,851)
Adjustments to reconcile net income (loss) to net cash provided by operating activities-
Depreciation	225,814	207,513
Amortization of franchise agreement	1,700	1,641
Amortization of debt issuance cost	5,980	5,178
Loss on marketable securities	-	60,966
Gain on sale of property and equipment	(158,358)	(18,379)
Changes in operating assets and liabilities, net of acquistition
Receivables	(1,137)	(944)
Inventory	12,111	(17,135)
Prepaid expenses	(3,338)	5,247
Accounts payable	(63,162)	289,365
Unearned vendor rebate	(4,890)	(4,890)
Accrued expenses	(132)	19,649
Income taxes payable	13,725	-
Net cash provided by operating activities	49,116	293,360

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in acquisition	-	4,100
Purchases of marketable securities	-	(79,253)
Proceeds from sale of marketable securities	-	363,189
Proceeds of sale of property and equipment	300,000	18,379
Due to related entity	(16,770)	-
Purchase of property and equipment	(66,652)	(462,189)
Net cash provided by (used) in investing activities	216,578	(155,774)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	139,000	200,000
Principal payments on long-term debt	(403,927)	(247,732)
Issuance of common stock, net	492,266	-
Payment of debt issuance costs	(1,000)	-
Payment of deferred offering costs	(40,000)	-
Distributions to members	(29,572)	(44,154)
Net cash provided by (used) in financing activities	156,767	(91,886)

CHANGE IN CASH	422,461	45,700

CASH, BEGINNING OF YEAR	241,050	195,350

CASH, END OF YEAR	$663,511	$241,050

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$170,975	$182,694
SUPPLEMENTAL DISCLOSURE OF INVESTING AND FINANCING ACTIVITIES
Purchase of fixed assets included in accounts payable	$-	$28,811
Purchase of business of BTMN, LLC in exchange for satisfaction of due from from related entity	-	82,973
Purchase of fixed assets in exchange for long-term debt	200,000	-
Common stock warrants issued for offering costs	15,421	-
Common stock issued for offering costs	327,600	-
Goodwill and deferred tax liability assumed in reverse merger	48,500	-

F-6

BT BRANDS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

		Common Stock	Additional	Accumulated
	Shares	Amount	Paid-in Capital	(Deficit)	Total

Balances, January 1, 2017	6,596,000	$6,596	$(6,596)	$(1,225,730)	$(1,225,730)

Net (loss)	-	-	-	(254,851)	(254,851)

Distributions	-	-	-	(44,154)	(44,154)

Balances, December 31, 2017	6,596,000	6,596	(6,596)	(1,524,735)	(1,524,735)

Common stock issued as part of reverse acquisition	820,000	820	(820)	-	-

Common stock and warrants issued in private placement, net of cash offering costs of $122,734 and placement agent warrant of $15,421 and common stock of $327,600	410,004	410	148,835	-	149,245

Issuance of warrant to placement agent	-	-	15,421	-	15,421

Issuance of common stock as part of private placement
offering costs	260,000	260	327,340	-	327,600

Distributions	-	-	-	(29,572)	(29,572)

Net income	-	-	-	20,803	20,803

Balances, December 30, 2018	8,086,004	$8,086	$484,180	$(1,533,504)	$(1,041,238)

F-7

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reverse Merger Transaction

BT Brands (the “Company”) was incorporated as Hartmax of NY Inc. on January 19, 2016 with the objective of acquiring an operating entity. Effective on July 30, 2018, the Company acquired 100% of the ownership of BTND, LLC. in exchange for common stock in the Company through a Share Exchange Agreement (“Share Exchange”) with BTND, LLC (“BTND”), and its Members. Following the Share Exchange, BTND became a wholly-owned subsidiary of the Company.

Effective with the Share Exchange, all outstanding membership interests in BTND were exchanged with former members of BTND, for an aggregate of 6,596,000 shares of the Company’s common stock, equal to approximately 85.9% of the total number of shares of common stock outstanding after giving effect to the Share Exchange.

Because the members of BTND received the larger portion of the voting rights in the consolidated entity and BTND’s management assumed management control of the consolidated entity, BTND is considered the acquirer for accounting purposes and the transaction is being accounted for as a reverse acquisition. The acquisition will be accounted for as a recapitalization, since at the time of the transaction, the Company was a shell company, with no or nominal operations, assets and liabilities. Consequently, after the giving effect to the merger, the assets and liabilities and the historical operations that will be reflected in future consolidated financial statements will be those of BTND at its historical cost basis. Upon the reverse acquisition, the Company assumed a deferred tax liability of $48,500 and recognized Goodwill for this amount which is included in Other Assets.

Business

The Company currently operates company-owned fast-food restaurants called Burger Time. The Company also operates one unit in Minnesota as a franchisee of International Dairy Queen. The Company operates three Burger Time locations in Minnesota, four in North Dakota, and two in South Dakota. The Company closed a store in Richmond, Indiana during the year, which is listed for sale, resulting in a total of ten operating restaurants at December 30, 2018. The Company owns a restaurant property in St. Louis, Missouri currently held for sale.

The Company’s Dairy Queen store is operated pursuant to the terms of a franchise agreement with International Dairy Queen. The Company is required to pay regular royalty and advertising payments to the franchisor and to remain in compliance with the terms of the franchise agreement.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BT Brands, Inc., BTND, LLC. and its wholly-owned subsidiaries BTND, LLC., BTND IN, LLC, BTNDMO, LLC and BTNDDQ, LLC. Significant intercompany accounts and transactions have been eliminated in consolidation.

Fiscal Year

The Company’s fiscal year is a 52/53-week year, ending on the Sunday closest to December 31. Most years consist of four 13-week accounting periods comprising the 52-week year. Fiscal 2018 was a 52-week period ending December 30, 2018 and Fiscal 2017 was the 52-week period ending on December 31, 2017. All references to years in this report refer to the fiscal years described above.

F-8

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the statements on a recurring or nonrecurring basis adhere to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the input to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements).

The three levels of fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access the measurement date

•	Level 2 Inputs are inputs other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability

•	Level 3 Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to fair value measurement in its entirety

The carrying values of cash, receivables, accounts payable and other financial working capital items approximate fair value at year end due to the short maturity nature of these instruments.

Cash

For purposes of reporting cash and cash flows, cash is net of outstanding checks and includes, amounts on deposit at banks, a money market mutual fund holding, and deposits in transit.

Marketable Securities

From time-to-time the Company purchases publicly-traded marketable securities, these investments historically were classified as “available for sale” marketable securities. Available for sale securities are marked to fair value as of the date of the consolidated financial statements, with any unrealized gains and losses being excluded from earnings and reflected as a component of other comprehensive income. At December 30, 2018, there were no investments in marketable securities.

Revenue Recognition and Adoption of Accounting Standards Update 2014-09

The Company’s revenues consist of sales by Company-operated restaurants. The Company adopted Accounting Standards Update (ASU) 2014-09 (ASC 606) as of January 1, 2018 using the modified retrospective method. This method allows the standard to be applied retrospectively through a cumulative catch up adjustment recognized upon adoption. ASC 606 provides that revenues are to be recognized when control of promised goods or services is transferred to a customer in an amount that reflects the consideration expected to be received for those goods or services. This standard does not impact the Company’s recognition of revenues as the only revenue stream is from Company-operated restaurants as those sales are recognized on a cash basis at the time of the underlying sale and are presented net of sales tax and other sales-related taxes so no cumulative catch up adjustment or other adjustments were required by the Company.

F-9

Receivables

Receivables consists of rebates due from a primary vendor.

Inventory

Inventory consists of food, beverages and supplies and is stated at lower of cost (first-in, first-out method) or net realizable value.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives which range from three to thirty years.

The Company reviews long-lived assets to determine if the carrying value of these assets may not be recoverable based on estimated cash flows. Assets are reviewed at the lowest level for which cash flows can be identified, which is at the restaurant level. In determining future cash flows, significant estimates are made by the Company with respect to future operating results of each restaurant over its remaining life. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets.

Assets Held for Sale

From time-to-time the Company either purchases for possible development or resale, may sell and existing operating unit or may close an operating unit and list the property for sale. During 2018, the Company sold a restaurant property in St. Louis, Missouri for a net gain of approximately $158,358. A second property in the St. Louis area is currently listed for sale. Also, in September 2018 the Company closed an operating Burger Time unit in Richmond, Indiana and the property is listed for sale.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as they are incurred. Advertising expense for fiscal 2018 and 2017 totaled $44,897 and $36,109, respectively.

Income Taxes

Effective with the Share Exchange on July 30, 2018, the Company is taxed as a “C” Corporation for the partial-year period following the Share Exchange. Accordingly, subsequent to July 30, 2018, the Company provides for income taxes under (Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 using an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Under the liability method deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-10

At the time of the Share Exchange the carrying value of property and equipment for tax purposes was approximately $176,500 less than the carrying value for book purposes and accordingly the Company has reflected a Deferred tax liability of $48,500 based on an estimated combined state and Federal corporate tax rate of 27.5%.

As of December 31, 2018, and 2017, the Company had no accrued interest or penalties relating to any income tax obligations. The Company currently has no federal or state examinations in progress, nor has it had any federal or state tax examinations since its inception. The last three years of the Company’s tax years are subject to federal and state tax examination. With few exceptions, the Company is no longer subject to U.S. Federal and state income tax examinations by tax authorities for years before 2015.

Prior to 2018 Share Exchange, BTND, with the consent of its shareholders, elected to be taxed under sections of the Federal and state income tax laws which provide that, in lieu of corporation income taxes, the shareholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. Therefore, these consolidated statements do not include a provision for income taxes related to the Company for the periods prior to the July 30, 2018 Share Exchange.

Per Common Share Amounts

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income or (loss) per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share is computed by dividing net income by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. Common stock equivalents are excluded from the computation of diluted net loss per share because their effect would be anti-dilutive. There were no potentially dilutive shares outstanding as of the years ending in 2018 and 2017, as the strike price for a warrants outstanding at December 30, 2018 was above the fair value market price of the underlying stock.

Other Assets

Other assets include $48,500 of Goodwill related to deferred tax liability resulting from the Share Exchange. Other assets also include the allocated fair value of the acquired Dairy Queen franchise agreement related to the Company’s location in Ham Lake, Minnesota, and is being amortized over an estimated useful life of 14 years. Amortization for each of the next five years is estimated to be approximately $2,000 per year. Accumulated amortization was approximately $7,700 and $6,000 at the end of 2018 and 2017, respectively.

Restaurant Pre-opening expenses

Restaurant pre-opening and other development expenses are non-capital expenditures and are expensed as incurred as part of other operating expenses. Restaurant pre-opening expenses consist of the costs of hiring and training the initial hourly work force for each new restaurant, travel, the cost of food and supplies used in training, grand opening promotional costs, the cost of the initial stocking of operating supplies and other direct costs related to the opening of a restaurant, including rent during the construction and in-restaurant training period.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-11

Segment Reporting

The Company follows the guidance of FASB Accounting Standards for reporting and disclosure on operating segments requiring segment disclosures about products and services, geographic areas, and major customers. The Company has determined that it did not have any separately reportable operating segments.

Goodwill

Goodwill is an asset representing the future economic benefits arising from assets acquired in a business combination that are not individually identified and separately recognized. If it is more likely than not that the asset is impaired, the Company records the amount that the carrying value exceeds the fair value as an asset impairment charge. The Company performs an annual impairment review of goodwill at the year-end.

Liquidity and Capital Resources

The consolidated financial statements have been prepared on a going concern basis. For the year December 30, 2018, the Company incurred net income of $20,803. Cash flow provided by operating activities declined to $49,117 in 2018 from $293,360 for fiscal 2017. At December 30, 2018, the Company had $661,511 in cash and working capital of $58,780. A cash flow forecast for the next 12 months prepared by management indicates that the Company will have sufficient cash assets to meet its obligations for a year from the issuance of these consolidated financial statements. No adjustments have been made relating to recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company not continue as a going concern.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), providing guidance for accounting for leases. The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets, initially measured at the present value of the lease payments. The accounting guidance for lessors is largely unchanged. The ASU is effective for the Company for annual periods beginning after December 15, 2019, with early adoption permitted. It is to be adopted using a modified retrospective approach. The Company is evaluating the impact from the standard on its consolidated financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at end of the respective fiscal years:

Depreciation expense for the years 2018 and 2017 was $225,814 and $207,513, respectively.

	12/30/2018	12/31/2017
Land	$584,535	$574,535
Equipment	2,417,185	2,334,684
Buildings	1,401,840	1,399,002
Vehicles	4,000	4,000

Total Property and Equipment	4,407,560	4,312,221
Accumulated depreciation	(2,001,929)	(1,805,786)
Less - Property held for resale, net	(353,092)	(510,459)
Net Property and Equipment	$2,052,539	$1,995,976

F-12

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following at the end of the respective fiscal years:

	3/31/2019	12/30/2018
Accrued real estate taxes	$17,771	$30,206
Accrued payroll	45,457	70,421
Accrued payroll taxes	6,803	4,025
Accrued sales taxes payable	48,789	45,219
Accrued vacation pay	24,857	23,227
Other accrued expenses	391	1,888
	$144,068	$174,986

NOTE 4 – STOCKHOLDERS’ EQUITY

During 2018 the Company issued 6,596,000 common shares in exchange for the member interests of BTND, LLC. and 820,000 shares were issued to Maxim Partners and another shareholder as part of the Share Exchange and 260,000 common shares were issued to consultants associated with the offering. Upon closing of the private offering 410,004 common shares and 205,002 common stock warrants to purchase shares at $2.00 through July 31, 2023 were issued to investors in consideration for a net amount of approximately $492,266, all of these warrants were outstanding as of the end of the year. Upon closing of the private offering, the placement agent was issued an aggregate of 32,801 five-year stock purchase warrants to purchase shares at $1.65 per share which are also outstanding at year-end.

The 6,596,000 common shares were issued in exchange for all outstanding membership interests of BTND, LLC. in 2018 and the Company’s financial statements were retrospectively adjusted to prior periods as if the Share Exchange occurred on January 1, 2017.

In connection with the private offering, the Company issued 260,000 common shares with an estimated fair value of $327,600 to consultants associated with the private offering and this amount is reflected as an additional offering costs. Also, the Company granted 32,801 five-year common stock purchase warrants with an exercise price $1.65 per share in connection with the offering, the estimated the fair value of the warrants the issuance date was approximately $15,421 and this amount is also reflected as an additional cost of the offering.

F-13

NOTE 5 – LONG TERM DEBT

The Company had the following long term debt obligations as of:
	3/31/2019	12/30/2018
Note payable to bank dated October 30, 2015 due in monthly installments of $6,916 through October 30, 2030, which includes principal and interest at a fixed rate of 4.75%. This note is secured by two of the Company's Minnesota
locations and the personal guaranty of a shareholder of the Company.	$735,440	$747,456

Note payable to bank dated November 16, 2015 due in monthly installments of $14,846, which includes principal and interest at fixed rate of 4.75% through
November 16, 2030. This note is secured by four of the Company's North Dakota locations
locations and the personal guaranty of a shareholder of the Company.	1,586,497	1,612,400

Note payable to bank dated October 10, 2015 due in monthly
installments of $4,153 through March 11, 2030, which includes principal and interest at fixed rate of 4.75%. This note is secured by the Company's
Dairy Queen location and the personal guaranty of a shareholder of the Company.	436,278	443,406

Note payable to bank dated March 11, 2016 due in monthly installments of $3,692 through March 11, 2031 which includes principal and interest at a fixed rate of 4.75%. This note is secured by one of the Company's South Dakota
locations and the personal guaranty of a shareholder of the Company.	403,113	409,352

Two notes payable to bank dated December 30, 2015 due in monthly installments of $5,190 through January 2, 2020, which includes principal and interest at a fixed rate of 5.00%. These notes are secured real estate in Missouri and the
personal guaranty of a shareholder of the Company.	28,175	36,418

Notes payable to bank dated November 10, 2016 payable in monthly installements of $1,331 which includes principal and interest at 4%, the interest rate is subject to adjustment based on 5-year Treasury Note rate 2021 and cannot be be less than 4%. This note is secured by property held for sale in Richmond
Indiana and the personal guaranty of a shareholder of the Company.	158,535	160,949

Unsecured 8% notes payable to an entity controlled by shareholders of the
Company dated December 26, 2017 due on demand after June 1, 2020.	225,000	225,000

Note payable to bank dated December 28, 2018 due in monthly
installments of $1,644 through December 31, 2023 which includes principal and interest at a fixed rate of 5.50%. This note is secured by the West St. Paul
location and the personal guaranty of a shareholder of the Company.	198,635	200,000

	3,771,673	3,834,982
Less - unamortized debt issuance costs	(63,263)	(64,557)
Current maturities	(252,552)	(254,397)

Total	$3,455,857	$3,516,028

F-14

Scheduled maturities of long-term debt, excluding unamortized debt issuance costs, are as follows.

12/29/2019	$254,397
1/1/2021	460,491
1/2/2022	244,085
1/1/2023	256,117
12/31/2023	419,788
Thereafter	2,200,105

$3,834,982

NOTE 6 – RELATED PARTY TRANSACTIONS

In 2015, BTND Checkers, LLC, an entity controlled by two members of the Company, acquired a potential Burger Time location in West St. Paul, Minnesota. Members of the Company formed an unconsolidated entity called BTMN, LLC (“BTMN”) for purposes of developing a Burger Time unit at the West St. Paul Location. In 2016 and 2015, the Company advanced costs to develop the location

The West St. Paul real property was leased under a lease agreement for a 1,020-square foot location with BTND Checkers, LLC, a limited liability corporation controlled by two members of the Company. The unit opened in August 2016. The original terms of the net lease called for monthly payments beginning in January 2015 of $4,500 plus payment of real estate taxes. Effective January 1, 2018, the lease was extended to December 31, 2019 at a monthly rate of $3,200 resulting in $76,800 in remaining minimum lease payments due to BTND Checkers, LLC. On December 30, 2018, the Company exercised its option to acquire the property at the for $225,000.

At December 31, 2017, demand notes payable to entities controlled by members of the Company includes a non-interest-bearing demand note of $75,000 dated January 17, 2017 and $125,000 note with interest at 8% dated December 26, 2017 both of these notes are classified as long-term liabilities. The $75,000 note was repaid December 6, 2018. An additional $100,000 was advanced to the Company on February 26, 2018.

The Company pays the salary and benefits of the Company controller based in Fargo, North Dakota and the Company pays monthly rent for the office space of $500 per month. From time-to-time the Company’s controller provides limited bookkeeping and administrative assistance for entities that are controlled by shareholders of the Company. These are minimal services for which the Company has not been compensated.

NOTE 7 – MAJOR VENDOR

Approximately 83% of the Company’s purchases for the year ended December 30, 2018 were from one vendor. At December 30, 2018, the amount due to the major vendor totaled $210,649. In 2017, approximately 83% of the Company’s purchases were from the same vendor. At December 31, 2017, the amount due from this vendor was $156,499.

F-15

NOTE 8 – ACQUISITION OF WEST ST. PAUL LOCATION

Effective January 2, 2017, the Company acquired the assets and liabilities of BTMN and assumed operations of the West St. Paul location. The Company had previously advanced to BTMN the majority of the costs associated with developing this location. Members of the BTMN agreed to transfer the assets and liabilities of the West St. Paul location to the Company for an amount equal to $82,973, which was the sum previously advance the BTMN. The West St. Paul location opened on August 1, 2016. The location was acquired from an entity owned by two minority shareholders of the Company and a non-member employee of the Company. The purchase price was recorded at the fair value of the assets acquired and liabilities assumed and was accounted for as a business combination. On December 28, 2018, the Company exercised its option to acquire the property for $225,000 paid to an entity owned by shareholders of the Company.

NOTE 9 – CONTINGENCIES

In the course of its business, the Company may be a party to claims and legal or regulatory actions arising from the conduct of its business. The Company is not aware of any significant asserted or potential claims which could impact its financial position. On February 6, 2017, the Company received a letter from written on behalf of Checkers/Rally’s alleging violation of general “trade dress” protected items related to the new location in West St. Paul, Minnesota. The Company has reviewed the assertions contained in the letter. With the assistance of Intellectual Property Counsel, the Company, concluded the Checkers/Rally’s assertions are without merit. Therefore, the Company has not recorded a liability for this matter. The Company responded to the letter stating its conclusion to Checkers/Rally’s on February 16, 2017. In response to the points raised by Checkers/Rally’s the Company made some modifications to its West St. Paul and Richmond stores. Checkers/Rally’s has not pursued any action against the Company. It is possible that actual legal results could differ from the Company’s assessment.

NOTE 10 – LAND LEASE

The only lease to which the Company is a party is a month-to-month land lease agreement for one of its locations. The net book value of the building located on this land is approximately $51,000. The monthly lease payment is $1,600.

NOTE 11 – INVESTMENT BANKING AGREEMENT

In December 2016, the Company entered into an Agreement with Maxim Group, LLC to act as the Company’s Placement Agent for and equity offering and to assist the Company in identifying potential merger opportunities with both private and public companies. On July 30, 2018, the Company closed a private placement for a net amount of approximately $492,000 and completed the Share Exchange with an entity previously controlled by Maxim Group, LLC.

The Company is pursuing an additional financing and has advanced legal fees of $40,000 toward completing and filing documents which may be required. This amount is included as a prepaid offering cost in the balance sheet at December 30, 2018.

Note 12 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 9, 2019, the date on which the consolidated financial statements were available to be issued.

F-16

BT BRANDS, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2019 AND APRIL 1, 2018

F-17

BT BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2019	December 30, 2018
ASSETS
CURRENT ASSETS
Cash	$574,578	$663,511
Receivables	13,042	20,241
Inventory	54,217	58,584
Prepaid expenses	8,089	8,211
Deferred offering costs	40,000	40,000

Total current assets	689,926	790,547

PROPERTY AND EQUIPMENT, net	1,792,028	2,052,539
LAND AND BUILDINGS HELD FOR SALE	554,790	353,092
OTHER ASSETS, net	68,234	68,659

Total assets	$3,104,978	$3,264,837

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Current maturities of long-term debt	$252,552	$254,397
Accounts payable	393,039	288,659
Accrued expenses	144,068	174,986
Income taxes payable	13,725	13,725

Total current liabilities	803,384	731,767

LONG-TERM DEBT, less current maturities	3,455,857	3,516,028
DEFERRED INCOME TAXES	48,500	48,500
UNEARNED VENDOR REBATE	8,965	9,780

Total liabilities	4,316,706	4,306,075

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT)

Preferred stock, $.001 par value, 500,000 shares authorized, no shares outstanding at December 31, 2018 and December 30, 2017	-	-
Common stock, $.001 par value, 19,500,000 authorized, 8,086,004 shares shares outstanding at March 31, 2019 and December 30, 2018	8,086	8,086
Additional paid-in capital	484,180	484,180
Accumulated deficit	(1,703,994)	(1,533,504)

Total shareholders' equity (deficit)	(1,211,728)	(1,041,238)

Total liabilities and shareholders' equity (deficit)	$3,104,978	$3,264,837

See Notes to Condensed Consolidated Financial Statements

F-18

BT BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	13 Weeks Ended,
	March 31, 2019	April 1, 2018

SALES	$1,377,833	$1,451,305

COSTS AND EXPENSES
Restaurant operating expenses
Food and paper costs	560,271	586,261
Labor costs	486,245	512,593
Occupancy costs	207,603	207,000
Other operating expenses	64,612	70,391
Depreciation	58,810	60,326
Amortization	425	425
General and administrative	127,784	123,751

Total costs and expenses	1,505,750	1,563,898

Income (loss) from operations	(127,917)	(112,593)

INTEREST EXPENSE	(42,573)	(44,502)

NET INCOME (LOSS)	$(170,490)	$(153,944)

NET INCOME (LOSS) PER COMMON SHARE - Basic and Diluted	$(0.02)	$(0.02)

WEIGHTED AVERAGE SHARES USED IN COMPUTING PER COMMON SHARE AMOUNTS - Basic and Diluted	8,086,004	6,596,000

See Notes to Condensed Consolidated Financial Statements

F-19

BT BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	13 Weeks Ending,
	March 31, 2019	April 1, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$(170,490)	$(153,944)
Adjustments to reconcile net income (loss) to net cash rovided by operating activities-
Depreciation	58,813	60,326
Amortization of franchise agreement	425	425
Amortization of debt issuance cost	1,277	1,293
Changes in operating assets and liabilities
Receivables	7,199	4,625
Inventory	4,367	10,911
Prepaid expenses	122	(3,738)
Accounts payable	104,380	14,137
Unearned vendor rebate	(815)	(1,222)
Accrued expenses	(30,918)	(16,559)
Net cash used in operating activities	(25,640)	(83,746)

CASH FLOWS FROM INVESTING ACTIVITIES
Due to related entity	-	272,500
Net cash provided by investing activities	-	272,500
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on long-term debt	(63,293)	(190,026)
Distributions to members	-	(9,927)
Net cash used in financing activities	(63,293)	(199,953)

CHANGE IN CASH	(88,933)	(11,199)

CASH, BEGINNING OF PERIOD	663,511	241,050

CASH, END OF PERIOD	$574,578	$229,851

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$41,296	$43,225

See Notes to Consolidated Financial Statements

F-20

BT BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) (Unaudited)

		Common	Additional
		Stock	Paid-in	Accumulated
	Shares	Amount	Capital	(Deficit)	Total

Balances, December 30, 2018	8,086,004	$8,086	$484,180	$(1,533,504)	$(1,041,238)

Net (loss)	-	-	-	(170,490)	(170,490)

Balances, March 31, 2019	8,086,004	$8,086	$484,180	$(1,703,994)	$(1,211,728)

		Common	Additional
		Stock	Paid-in	Accumulated
	Shares	Amount	Capital	(Deficit)	Total

Balances, December 31, 2017	6,596,000	$6,596	$(6,596)	$(1,524,735)	$(1,524,735)

Net (loss)	-	-	-	(153,944)	(153,944)

Distributions	-	-	-	(9,927)	(9,927)

Balances, April 1, 2018	6,596,000	$6,596	$(6,596)	$(1,688,606)	$(1,688,606)

See Notes to Condensed Consolidated Financial Statements

F-21

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of BT Brands, Inc. and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. These interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and on a basis consistent in all material respects with the accounting policies for the fiscal year ended December 30, 2018. In our opinion, all adjustments, which are normal and recurring in nature, necessary for a fair presentation of our financial position and results of operation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.

The accompanying Condensed Consolidated Balance Sheet as of March 31, 2019 does not include all of the disclosures required by GAAP. These interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements as of December 30, 2018 and December 31, 2017 and related notes thereto included in this Form S-1.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Reverse Merger Transaction

BT Brands (the “Company”) was incorporated as Hartmax of NY Inc. on January 19, 2016 with the objective of acquiring an operating entity. Effective on July 30, 2018, the Company acquired 100% of the ownership BTND, LLC. in exchange for common stock in the Company through a Share Exchange Agreement (“Share Exchange”) with BTND, LLC (“BTND”), and its Members. Following the Share Exchange, BTND became a wholly-owned subsidiary of the Company for reporting purposes under GAAP.

Business

The Company currently operates company-owned fast-food restaurants called Burger Time. The Company also operates one unit in Minnesota as a franchisee of International Dairy Queen. The Company operates three Burger Time locations in Minnesota, four in North Dakota, and two in South Dakota. The Company closed a store in Richmond, Indiana during the year, which is listed for sale, resulting in a total of ten operating restaurants at December 30, 2018. The Company owns a restaurant property in St. Louis, Missouri currently held for sale.

The Company’s Dairy Queen store is operated pursuant to the terms of a franchise agreement with International Dairy Queen. The Company is required to pay regular royalty and advertising payments to the franchisor and to remain in compliance with the terms of the franchise agreement.

Fiscal Year Period

The Company’s fiscal year is a 52/53-week year, ending on the Sunday closest to December 31. Most years consist of four 13-week accounting periods comprising the 52-week year. All references to years in this report refer to the fiscal years refer to the respective fiscal year periods.

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Assets Held for Sale

From time-to-time the Company may purchase a property for possible development or sale, or may sell and existing operating unit or may close an operating unit and list the property for sale. A property in the St. Louis area is currently listed for sale. Also, in September 2018 the Company closed an operating Burger Time unit in Richmond, Indiana and the property is listed for sale. During the period ending March 31. 2019 certain equipment related to these properties was relocated and certain equipment permanently affixed to the Richmond unit was classified as held for sale.

Income Taxes

Effective with the Share Exchange on July 30, 2018, the Company is taxed as a “C” Corporation for the partial-year period following the Share Exchange. Accordingly, subsequent to July 30, 2018, the Company provides for income taxes under (Accounting Standards Codification (ASC), 740), Accounting for Income Taxes. ASC 740 using an asset and liability approach in accounting for income taxes.

Prior to 2018 Share Exchange, BTND, with the consent of its shareholders, elected to be taxed under sections of the Federal and state income tax laws which provide that, in lieu of corporation income taxes, the shareholders separately account for their pro rata shares of the Company’s items of income, deductions, losses and credits. Therefore, these consolidated statements do not include a provision for income taxes related to the Company for the periods prior to the July 30, 2018 Share Exchange.

Per Common Share Amounts

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income or (loss) per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted net income per share is computed by dividing net income by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. Common stock equivalents are excluded from the computation of diluted net loss per share because their effect would be anti-dilutive. There were no potentially dilutive shares outstanding during the unaudited 2019 and 2018 periods presented.

Liquidity and Capital Resources

The condensed consolidated financial statements have been prepared on a going concern basis. For the period ending March 31, 2019, a period in which the Company historically realizes a loss in its operations, the Company incurred a net loss of $170,490 a $16,546 greater loss than in the same period in 2018. Cash flow used by operating activities improved to $25,646 in 2019 from a “Use” of $83,746 in the same period in fiscal 2018. At March 31, 2019, the Company had $547,578 in cash and a working capital deficit of $113,422 a decline of $172,202 from a year earlier. A cash flow forecast for the next 12 months prepared by management indicates that the Company will have sufficient cash assets to meet its obligations the next 12 months. No adjustments have been made relating to recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company not continue as a going concern.

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NOTE 2 – property and equipment

Property and equipment consisted of the following at end of the respective periods:

Depreciation expense for the first quarter 13-week periods for 2019 and 2018 was $58,810 and $60,326, respectively.

	3/31/2019	12/30/2018
Land	$584,535	$584,535
Equipment	2,417,185	2,417,185
Buildings	1,401,840	1,401,840
Vehicles	4,000	4,000

Total Property and Equipment	4,407,560	4,407,560
Accumulated depreciation	(2,060,742)	(2,001,929)
Less - Property held for sale	(554,790)	(353,092)
Net Property and Equipment	$1,792,028	$2,052,539

NOTE 3 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of:

	3/31/2019	12/30/2018
Accrued real estate taxes	$17,771	$30,206
Accrued payroll	45,457	70,421
Accrued payroll taxes	6,803	4,025
Accrued sales taxes payable	48,789	45,219
Accrued vacation pay	24,857	23,227
Other accrued expenses	391	1,888
	$144,068	$174,986

NOTE 4 – STOCKHOLDERS’ EQUITY

During 2018, the Company issued 6,596,000 common shares in exchange for the member interests of BTND, LLC. Upon closing of the private offering 410,004 common shares and 205,002 common stock warrants to purchase shares at $2.00 through July 31, 2023 were issued to investors in consideration for a net amount of approximately $492,266, all of these warrants were outstanding as of March 31, 2019.

The 6,596,000 common shares were issued in exchange for all outstanding membership interests of BTND, LLC. in 2018 and the Company’s financial statements were retrospectively adjusted to prior periods as if the Share Exchange occurred on January 1, 2017.

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NOTE 5 – LONG TERM DEBT

The Company had the following long term debt obligations as of:
	3/31/2019	12/30/2018

Note payable to bank dated October 30, 2015 due in monthly installments of $6,916 through October 30, 2030, which includes principal and interest at a fixed rate of 4.75%. This note is secured by two of the Company's Minnesota
locations and the personal guaranty of a shareholder of the Company.	$735,440	$747,456

Note payable to bank dated November 16, 2015 due in monthly installments of $14,846, which includes principal and interest at fixed rate of 4.75% through
November 16, 2030. This note is secured by four of the Company's North Dakota locations
locations and the personal guaranty of a shareholder of the Company.	1,586,497	1,612,400

Note payable to bank dated October 10, 2015 due in monthly
installments of $4,153 through March 11, 2030, which includes principal and interest at fixed rate of 4.75%. This note is secured by the Company's
Dairy Queen location and the personal guaranty of a shareholder of the Company.	436,278	443,406

Note payable to bank dated March 11, 2016 due in monthly installments of $3,692 through March 11, 2031 which includes principal and interest at a fixed rate of 4.75%. This note is secured by one of the Company's South Dakota
locations and the personal guaranty of a shareholder of the Company.	403,113	409,352

Two notes payable to bank dated December 30, 2015 due in monthly installments of $5,190 through January 2, 2020, which includes principal and interest at a fixed rate of 5.00%. These notes are secured real estate in Missouri and the
personal guaranty of a shareholder of the Company.	28,175	36,418

Notes payable to bank dated November 10, 2016 payable in monthly installements of $1,331 which includes principal and interest at 4%, the interest rate is subject to adjustment based on 5-year Treasury Note rate 2021 and cannot be be less than 4%. This note is secured by property held for sale in Richmond
Indiana and the personal guaranty of a shareholder of the Company.	158,535	160,949

Unsecured 8% notes payable to an entity controlled by shareholders of the
Company dated December 26, 2017 due on demand after June 1, 2020.	225,000	225,000

Note payable to bank dated December 28, 2018 due in monthly
installments of $1,644 through December 31, 2023 which includes principal and interest at a fixed rate of 5.50%. This note is secured by the West St. Paul
location and the personal guaranty of a shareholder of the Company.	198,635	200,000

	3,771,673	3,834,982
Less - unamortized debt issuance costs	(63,263)	(64,557)
Current maturities	(252,552)	(254,397)

Total	$3,455,857	$3,516,028

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Scheduled maturities of long-term debt, excluding unamortized debt issuance costs, are as follows:

3/31/2019	$252,552
3/31/2020	460,435
3/31/2021	247,039
3/31/2022	259,217
3/31/2023	420,143
Thereafter	2,132,287
$3,771,673

NOTE 6 – RELATED PARTY TRANSACTIONS

At December 31, 2017, demand notes payable to entities controlled by members of the Company includes a non-interest-bearing demand note of $75,000 dated January 17, 2017 and $125,000 note with interest at 8% dated December 26, 2017 both of these notes were previously classified as long-term liabilities. The $75,000 note was repaid December 6, 2018. An additional $100,000 was advance to the Company on February 26, 2018.

The Company pays the salary and benefits of the Company controller based in Fargo, North Dakota and the Company pays monthly rent for the office space of $500 per month. From time-to-time the Company’s controller provides limited bookkeeping and administrative assistance for entities that are controlled by members of BTND, LLC. These are minimal services for which the Company has not been compensated.

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee. All expenses below are payable by the Registrant and not by the selling stockholders.

SEC registration fee*	$298.10
Legal fees	$25,000.00
Accounting fees and expense	$12,000.00
Transfer agent fee	$2,500.00
Miscellaneous	$5,000.00
Total	$44,798.00

Item 14. Indemnification of Directors and Officers

The registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

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The registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold since January 1, 2016. We believe that the transactions were exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. Except as otherwise specified, none of the transactions involved any underwriters, underwriting discounts or commissions.

On January 20, 2016, the registrant issued an aggregate of 100 shares of common stock to three investors at a price of $5.00 per share for an aggregate purchase price of $500.

On July 25, 2018, all of the shares of common stock referenced in the foregoing paragraph were cancelled by mutual consent of the registrant and the stockholders and the registrant issued an aggregate of 820,00 shares of common stock to the original issuees of these shares or their respective designees in place of such shares.

On July 25, 2018, the registrant issued 160,000 shares of common stock to Brimmer Company, LLC in consideration of the payment of $102.67.

On July 25, 2018, the registrant issued 20,000 shares of common stock to Karuk Holding, LLC in consideration for consulting fees valued at $115.

On July 30, 2018, the Company issued an aggregate of 6,596,000 shares of common stock to six individuals in a share exchange transaction pursuant to which the recipients of the stock transferred all of the membership interests in BTND, LLC, a North Dakota limited liability company, in exchange for the common stock issued to them.

On July 31, 2018, the Company issued an aggregate of 410,012 shares of common stock at a purchase price of $1.50 per share and warrants to purchase up to 205,006 shares of common stock with an initial exercise price equal to $2.00 per share to 12 people in a private placement of securities. Maxim Group, LLC, or Maxima broker-dealer and member of FINRA, acted as exclusive placement agent for us in this offering. As compensation for its services, (i) we paid to Maxim a cash fee of approximately $49,200, equal to 8% of the gross proceeds we received in the offering; (ii) we issued to Maxim and a permitted designee of Maxim warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 32,801 shares of common stock, or 8% of the aggregate number of securities issued in connection with the offering; (iii) granted to Maxim registration rights with respect to all the shares of common stock issuable upon exercise of the Placement Agent Warrants; and (iv) paid certain expenses incurred by Maxim in connection with serving as the placement agent in the amount of $40,000.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). We claim an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, and the rules and regulations promulgated thereunder in connection with the sales and issuances described below since the foregoing issuances and sales did not involve a public offering, the recipients (a) were “accredited investors” and/or had access to similar documentation and information as would be required in a Registration Statement under the Securities Act and (b) represented that they were acquiring the securities for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities are imprinted with an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. No general solicitation or advertising was used in connection with any transaction. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

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Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit Number	Description	Location Reference
3.1	Amended and Restated Certificate of Incorporation.	1
3.2	Amended and Restated Bylaws.	1
4.1	Specimen stock certificate evidencing shares of common stock.	1
4.2	Form of Warrant issued to investors in the 2018 Private Placement of Securities.	1
4.3	Form of Placement Agent Warrant issued to Maxim Group, LLC in connection with the 2018 Private Placement of Securities.	1
5.1	Opinion of Ruffa & Ruffa, P.C.	1
10.1	Share Exchange Agreement dated July 31, 2018 by and among Burger Time, Inc., BTND, LLC, Maxim Partners, LLC, Dayspring Capital, LLC, Gary Copperud, Sally Copperud, Jeffrey Zinnecker, Samuel Vandeputte, the Trost Family Trust, the Katelyn J. Copperud Trust, and the Blake W. Copperud Trust.	1
10.2	Form of Securities Purchase Agreement, dated July 31, 2018, by and between the registrant and the investors in connection with the 2018 Private Placement of Securities.	1
10.3	Form of Registration Rights Agreement, dated July 31, 2018, by and between the registrant and the investors in connection with the 2018 Private Placement of Securities.	1
10.4	Form of Placement Agent Agreement between the registrant and Maxim Group, LLC in connection with the 2018 Private Placement of Securities.	1
10.5	Form of Registration Rights Agreement, dated July 31, 2019, by and between the registrant and certain stockholders.	1
10.6	Operating Agreement dated October 15, 1974 between American Dairy Queen Corporation and William N. Empey.	1
10.7	Assignment of Dairy Queen Operating Agreement by Weyer Investments Ltd. to BTNDDQ, LLC, including consent of American Dairy Queen Corporation	1
10.8	Distribution Agreement between Sysco Western Minnesota, Inc. and Sysco Cincinnati, Inc. and BTND, LLC dated June 3, 2018.	1
10.9	Promissory Note dated July 1, 2019 in the principal amount of $225,000 made by the registrant in favor of BTND Trading. LLC	1
21.1	Subsidiaries of the Registrant	1
23.1	Consent of Boulay PLLP	1
23.2	Consent of Ruffa & Ruffa, P.C. (included in Exhibit 5.1)	1
24.1	Powers of Attorney (included on signature page to this Registration Statement)	1

(b)	Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes thereto.

_____________

1.	Filed herewith.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on the 12th day of August 2019.

BT BRANDS, INC.

By:	/s/ Gary Copperud
Chief Executive Officer and Director

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Brimmer, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

By: /s/ Gary Copperud	Chief Executive Officer and Director	August 12, 2019
By: /s/ Kenneth Brimmer	Chief Operating Officer, Chief Financial Officer and Chairman	August 12, 2019
By: /s/ Jeffrey A. Zinnecker	Director	August 12, 2019

II-6